Exhibit 4.17

Date:         24 March 2023

Caledonia Mining Corporation Plc

Cenkos Securities Plc

Liberum Capital Limited

The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division)

Placing Agreement

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ii

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THIS AGREEMENT is made the         24th day of March 2023

BETWEEN:

(1)	CALEDONIA MINING CORPORATION PLC (registered in Jersey No. 120924) whose registered office is at B006 Millais House, Castle Quay, St Helier, JE2 3EF (the "Company");

(2)	CENKOS SECURITIES PLC (registered in England and Wales No. 05210733) whose registered office is at 6 7 8 Tokenhouse Yard, London, EC2R 7AS (“Cenkos”);

(3)	LIBERUM CAPITAL LIMITED (registered in England and Wales No. 05912554) whose registered office is at Ropemaker Place Level 12, 25 Ropemaker Street, London, EC2Y 9LY (“Liberum”);

(4)

THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its Corporate and Investment Banking division) established in the Republic of South Africa Registration No. 1962/000738/06) whose office is at 30 Baker Street, Rosebank, 2196, South Africa (“Standard Bank”).

BACKGROUND:

(A)	As of the date of this Agreement, the Company has 17,283,312 fully-paid Common Shares in issue.

(B)

The Company proposes to issue the Placing Shares at the Placing Price by way of (i) a placing with institutional and other investors in the UK; and (ii) a private placing to selected offerees in South Africa who comprise selected investors in South Africa falling within one of the specified categories listed in section 96(1)(a) of the South African Companies Act, or acting as principal acquiring Placing Shares for an acquisition cost of ZAR1,000,000 or more, as contemplated in section 96(1)(b) of the South African Companies Act, both of which shall be conducted as an accelerated bookbuild.

(C)

In addition to the Placing, the Company is also proposing to issue depositary receipts representing new Common Shares at the Placing Price through IH Advisory (Private) Limited, acting as the Company's broker, with institutional investors in Zimbabwe

(C)

Each of Cenkos and Liberum have agreed, on the terms and subject to the conditions of this Agreement, to act as the Company's joint bookrunner in relation to Admission and the UK Placing and to act as the agent of the Company in using its reasonable endeavours to procure UK Placees in respect of the Placing Shares. Cenkos and Liberum are not acting in relation to the South Africa Placing.

(E)

Standard Bank has agreed, on the terms and subject to the conditions of this Agreement, to act as boookrunner to the Company in relation to the South Africa Placing and to act as the agent of the Company in using its reasonable endeavours to procure South Africa Placees in respect of the Placing Shares. Standard Bank is not acting in relation to the UK Placing.

(D)	No element of the Placing is being underwritten by any of the Joint Bookrunners.

(F)	Each of the Joint Bookrunners has agreed to enter into this Agreement in reliance, inter alia, on the representations, warranties, indemnities and undertakings contained in the Agreement.

IT IS AGREED:

1.	Definitions and interpretation

1.1	In this Agreement the following words and expressions shall (save where the context otherwise requires) have the following meanings:

"Accelerated Bookbuild" means the bookbuild process to be conducted by the Joint Bookrunners by which the Placing Shares will be allocated under the Placing;

"Accounts Date" means 31 December 2022;

"Admission" means admission of the Placing Shares to trading on AIM becoming effective in accordance with the AIM Rules;

"Adverse Interest" means any claim, equity, lien, charge or trust, any other right or interest of any third party and any other encumbrance of any kind;

"Affiliate" means any group undertaking as defined in section 1161 of the Companies Act 2006;

"Allan Gray" means Allan Gray Proprietary Limited;

"AIM" means the market of that name operated by the London Stock Exchange;

"AIM Rules" means the AIM Rules for Companies and including, where applicable, any guidance notes published by the London Stock Exchange from time to time;

"Application" means the application to be made by Cenkos on behalf of the Company in accordance with Rule 29 of the AIM Rules in connection with Admission;

"Articles of Association" means the articles of association of the Company currently in force;

"Board" means the board of directors of the Company or a duly authorised committee thereof;

"Bowmans Legal Opinion" means the legal opinion from Bowman Gilfillan Inc. dated on or around the date of this Agreement;

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for non-automated general business in London and/or South Africa (as applicable);

"Cenkos Engagement Letter" means the engagement letter dated 14 March 2023 between the Company and Cenkos relating to its appointment as joint broker to the Company in relation to the Placing;

"Cenkos Group" means Cenkos and any undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking or parent undertaking of Cenkos, or a subsidiary undertaking of any such parent undertaking;

"Cenkos Indemnified Person" means: (i) Cenkos; (ii) Cenkos Group; (iii) any person who is, on or at any time after the date of this Agreement, a director, officer, employee or agent of Cenkos or any member of the Cenkos Group, and any successor or assign of such persons;

"Cenkos Placees" means Placees procured by Cenkos to subscribe for the Placing Shares in accordance with the provisions of this Agreement and the terms of the Terms and Conditions;

"Cenkos Placing Shares" means the Placing Shares issued and sold to the Cenkos Placees pursuant to the UK Placing;

"Common Shares" means common shares of no par value in the capital of the Company;

"Conditions" means the conditions set out in Clause 2.1;

"CREST" means the settlement system which enables title to securities to be evidenced and transferred in dematerialised form of which Euroclear is the Operator;

"Depositary" means Computershare Investor Services PLC of The Pavilions, Bridgwater Rd, Bristol BS99 6ZZ;

"Depositary Interests" means the depositary interests representing Common Shares to be issued by the Depositary on Admission under the instruction of the Company in accordance with the terms of a deed by the Depositary in respect of depositary interests dated 10 March 2016 and as amended by deed by the Depositary dated 28 July 2020 and an agreement for the provision of depositary services and custody services in respect of depositary interests dated 10 March 2016 between the Depositary and the Company;

"Directors" means the directors of the Company as at the date of this Agreement;

"Disclosure Guidance and Transparency Rules" means the Disclosure Guidance and Transparency Rules of the FCA;

"Engagement Letters" means the Cenkos Engagement Letter, the Liberum Engagement Letter and the Standard Bank Engagement Letter;

"Environmental Laws" means any existing United Kingdom or Zimbabwe legislation or any other laws of any jurisdiction, in each case having application to the operations of any company in the Group or to the Properties or Licences and in relation to environmental and health and safety matters, including without limitation, directives, regulations, ordinances, orders and notices, and including judicial and administrative interpretation of each of the foregoing;

"Euroclear" means Euroclear UK & International Limited;

“Executive Directors” means Mark Learmonth, Victor Gapare and Dana Roets;

"FCA" means the Financial Conduct Authority;

"FCA Handbook" means the handbook of rules and guidance made by the FCA, as amended from time to time;

"Financial Statements" has the meaning given to it in paragraph 2.1 of Schedule 2;

"FS Act" means the Financial Services Act 2012 (as amended);

"FSMA" means the Financial Services and Markets Act 2000 (as amended) including any regulations made pursuant thereto;

"Health and Safety Laws" means all applicable laws, statutes, regulations, secondary legislation, bye-laws, common law, directives, treaties and other measures, judgments and decisions of any court or tribunal, codes of practice and guidance notes which are legally binding and in force as at the date of this Agreement in so far as they relate to or apply to the health and safety of any person including but not limited to those of the United Kingdom, Jersey and Zimbabwe;

"Group" means the Company and its subsidiaries and subsidiary undertakings (each being a "Group Company");

"Indemnified Person" means each Cenkos Indemnified Person, each Liberum Indemnified Person and each Standard Bank Indemnified Person or any of them;

"Intellectual Property Rights" means patents, registered designs, trade marks and service marks (whether registered or not), copyright, trade names, business names (including internet domain names), database rights, and all similar property rights including those subsisting (in any part of the world) in inventions, designs, drawings, performances, computer programmes, semi- conductor topographies, confidential information, know-how, trade secrets, business names, goodwill and the style of presentation of goods and services and in applications for the protection thereof;

"Jersey Companies Law" means the Companies (Jersey) Law 1991, as amended;

"Jersey Legal Opinion" means the legal opinion from Mourant Ozannes (Jersey) LLP in respect of (among other things) the Company's power and capacity to enter into this Agreement and the enforceability of this Agreement as a matter of Jersey law;

“Joint Bookrunners" means Cenkos, Liberum and Standard Bank and "Joint Bookrunner" shall mean any one of them;

"Konwave" means Konwave AG, a Swiss based Gold Fund;

"Liberum Engagement Letter" means the indemnity letter dated 14 March 2023 between the Company and Liberum relating to its appointment as joint broker to the Company in relation to the Placing;

"Liberum Group" means Liberum and any undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking or parent undertaking of Liberum, or a subsidiary undertaking of any such parent undertaking;

"Liberum Indemnified Person" means: (i) Liberum; (ii) Liberum Group; (iii) any person who is, on or at any time after the date of this Agreement, a director, officer, employee or agent of Liberum or any member of the Liberum Group, and any successor or assign of such persons;

"Liberum Placees" means Placees procured by Liberum to subscribe for the Placing Shares in accordance with the provisions of this Agreement and the terms of the Terms and Conditions;

"Liberum Placing Shares" means the Placing Shares issued and sold to the Cenkos Placees pursuant to the UK Placing;

"Licences" means the mining claims and mining leases set out in Schedule 5;

"London Stock Exchange" means London Stock Exchange plc;

"Long Stop Date" means 28 April 2023;

"MAR" means the Market Abuse Regulation (EU No. 596/2014) and relevant technical standards relating thereto;

"Material Adverse Change" means any adverse change in, or any development involving or reasonably likely to involve an adverse change in, the condition (financial, operational, legal, environmental or otherwise), earnings, business, management, property, assets, rights, results, operations or prospects of the Company or the Group which is material in the context of the Company or the Group taken as a whole, whether or not arising in the ordinary course of business and whether or not foreseeable at the date of this Agreement;

"Motapa Legal Opinion" means the title opinion on Motapa from Gill, Godlonton & Gerrans dated on or around the date of this Agreement;

"No Registration Legal Opinion" means the no registration legal opinion from Dorsey & Whitney LLP, special U.S. legal counsel to the Company, in agreed form;

“NYSE American” means the NYSE American stock exchange;

"Opening Announcement" means the press announcement in the agreed form to be issued via the Regulatory Information Service relating, inter alia, to the Placing with the Terms & Conditions appended thereto;

"Operator" has the meaning ascribed to it in the Regulations;

"Participating Directors" means Mark Learmonth and Victor Gapare;

"Placees" means persons procured by each of the Joint Bookrunners to subscribe for the Placing Shares in accordance with the provisions of this Agreement and the terms of the Terms & Conditions;

"Placing" means the UK Placing and the South Africa Placing;

"Placing Documents" means the Presentation, the Opening Announcement and the Placing Results Announcement;

"Placing Price" means £11.15;

"Placing Results Agreement" means the agreement that may be entered into between the parties to this Agreement in the form set out in Schedule 4;

"Placing Results Announcement" means the press announcement in the agreed form, to be issued via the Regulatory Information Service, giving details of the results of the Placing together with the number of Placing Shares and the Placing Price;

"Placing Shares" means the Depositary Interests representing new Common Shares proposed to be issued by the Depositary to Placees pursuant to the Placing (which term shall also refer, where the context permits, to the Common Shares underlying such Depositary Interests issued by the Company), the number of which is to be determined in accordance with Clause 6.2 and set out in the Placing Results Agreement;

"Presentation" means the investor presentation which was used by the Company in connection with the Placing in the agreed form;

"Previous Announcements" means all documents issued and announcements made by or on behalf of the Company to any stock exchange or via a Regulatory Information Service or pursuant to any regulatory obligation since 31 December 2019 (for the avoidance of doubt, including the announcement of the Group's consolidated financial statements for the year and quarter ending 31 December 2022 released on or before the date of this Agreement);

"Properties means all properties owned and/or occupied by the Group;

"Prospectus Regulation" means Prospectus Regulation (EU) 2017/1129;

"Registrars" means Computershare Inc. of 150 Royall Street, Canton, Massachusetts 02021; Computershare Investor Services (Jersey) Limited of 13 Castle Street, St Helier, Jersey, Channel Islands JE1 1ES; and/or the Depositary (as the context requires);

"Regulation S" means Regulation S promulgated under the Securities Act;

"Regulations" means the Uncertificated Securities Regulations 2001 (SI 2001) No. 3755 (as amended);

"Regulatory Information Service" means a service approved by the London Stock Exchange for the distribution to the public of regulatory announcements in accordance with the AIM Rules;

"Relevant Proportion" means the percentage that each of the Cenkos Placing Shares and Liberum Placing Shares are of the aggregate number UK Placing Shares;

"Results Statement" means as such term is defined in Schedule 21.5;

"Securities Act" means the United States Securities Act of 1933, as amended;

“South Africa” means the Republic of South Africa;

"South Africa Placing" means the conditional placing of the Placing Shares to selected qualified investors in South Africa by Standard Bank, as agent of the Company described in this Agreement;

"South African Companies Act" means the South African Companies Act, No. 71 of 2008 (as amended);

"South African Financial Markets Act" means the South African Financial Markets Act, No. 19 of 2012 (as amended);

"Standard Bank Engagement Letter" means the engagement letter dated 15 March 2023 between the Company and Standard Bank relating to its appointment as joint broker to the Company in relation to the Placing;

"Standard Bank Group" means Standard Bank and any undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking or parent undertaking of Standard Bank, or a subsidiary undertaking of any such parent undertaking;

"Standard Bank Indemnified Person" means: (i) Standard Bank; (ii) Standard Bank Group; (iii) any person who is, on or at any time after the date of this Agreement, a director, officer, employee or agent of Standard Bank or any member of the Standard Bank Group, and any successor or assign of such persons;

"Standard Bank Placees" means Placees procured by Standard Bank to subscribe for the Placing Shares in accordance with the provisions of this Agreement and the terms of the Terms and Conditions;

"Terms & Conditions" means the terms and conditions of the Placing in agreed form which are appended to the Opening Announcement;

"Third Parties Act" means the Contracts (Rights of Third Parties) Act 1999;

"Title Opinions" means the opinions on the Group’s Licences from Gill, Godlonton & Gerrans dated on or around the date of this Agreement and 5 July 2022, Scanlen & Holderness dated 5 July 2022 and 11 April 2022 respectively and the Motapa Opinion;

"UK MAR" means MAR as brought into UK domestic law through the European Union (Withdrawal) Act 2018 (as amended by the European Union (Withdrawal Agreement) Act 2020)) and various secondary implementing regulations, with effect from 1 January 2021;

"UK Placing" means the conditional placing of the Placing Shares to institutional investors in the United Kingdom by Cenkos and Liberum, as agents of the Company described in this Agreement;

"UK Prospectus Regulation" means the Prospectus Regulation as brought into UK domestic law through the European Union (Withdrawal) Act 2018 (as amended by the European Union (Withdrawal Agreement) Act 2020)) and various secondary implementing regulations, with effect from 1 January 2021;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S;

"VAT" means United Kingdom value added tax;

"Verification Notes" means the verification notes in the agreed form incorporating the answers thereto and the bundle of source material and documentation confirming the accuracy of the information contained in the Placing Documents;

"Warranties" means the representations, warranties and undertakings given and made in Clause 10 and set out in Schedule 2;

"Working Capital Documents" means the profit and loss, balance sheet and cashflow model for the period to 31 December 2023 prepared by the Company, and the presentation on the capex projections for the period ended 31 December 2024 and 31 December 2025 prepared by the Company;

"ZAR” means South Africa rand, the lawful currency of South Africa;

"Zimbabwe Engagement Letter" means the engagement letter dated 21 March 2023 between the Company and IH Advisory (Private) Limited relating to its appointment as the lead financial advisors to the Company in relation to the Zimbabwe Placing;

"Zimbabwe Placing" means the conditional placing of Zimbabwe Shares to selected qualified investors in Zimbabwe by IH Advisory (Private) Limited , as agent of the Company described in the Zimbabwe Placing Agreement; and

"Zimbabwe Shares" means depositary receipts in Zimbabwe representing Common Shares of the Company and listed on the Victoria Falls Stock Exchange.

1.2	In this Agreement, unless the context otherwise requires, any reference to:

(a)	any legislation is a reference to:

(i)	that legislation;

(ii)	any legislation which that legislation re-enacts; and

(iii)	any subordinate legislation made under any such legislation,

in each case as amended, extended or re-enacted from time to time (but in the case of an amendment, extension or re-enactment effected after the date of Admission, only so far as it applies in relation to the period before Admission);

(b)	Clauses and Schedules are to clauses of, and schedules to, this Agreement;

(c)	the singular includes the plural and vice versa, and any reference to one gender includes the other genders;

(d)

a "person" includes any individual, any government, state or agency of a state, any legal person and any trust, partnership, association or unincorporated body (whether or not having legal personality);

(e)	this Agreement or any other agreement or document are to this Agreement or such other agreement or document as varied, supplemented, restated, renewed, novated or replaced from time to time;

(f)	"written" or "in writing" means the representation of words, in English and capable of being read with the naked eye, on paper or in similar hard copy form or by email;

(g)	any document in the "agreed form" means a document in a form agreed by (and for the purpose of identification signed or initialled by or on behalf of) the Company and each of the Joint Bookrunners;

(h)

"material" means material in the context of the Placing and Admission or for disclosure to investors, which shall be determined by each of the Joint Bookrunners in its sole opinion (acting in good faith); and

(i)	a time of day is to London time.

1.3	In this Agreement:

(a)

the expressions "subsidiary undertaking" and "parent undertaking" have the meanings given to them respectively in sections 1161 1162 of the Companies Act 2006 (save that for the purposes of section 1162(2) an undertaking shall be treated as a member of another undertaking if any shares in that other undertaking are held by a person (or that person's nominee) by way of security or in connection with the taking of security granted by the first undertaking);

(b)

the words "including" and "in particular" (or any similar term) are by way of illustration only and are not to be construed as implying any limitation and general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things;

(c)

any Warranty which refers to any of the awareness, knowledge or belief (or derivatives of such words) of the Company or any person shall be deemed to include the awareness of the Directors who shall be deemed to have made all such enquiries and investigations as could reasonably be expected to be made or considered in the context of the Placing and Admission and which shall be deemed to include (but shall not be limited to) having read and understood the contents of the Placing Documents, Verification Notes, Working Capital Documents and the Title Opinions;

(d)	references to “finally, judicially determined” shall mean, unless the context requires otherwise, determined or awarded by a court of competent jurisdiction or in any binding arbitration from which there is no further appeal or otherwise so determined where no notice of appeal has been served within six months of the date of publication of the determination or award or where the right to appeal has been waived by the relevant party;

(e)

unless otherwise specified the obligations of the Joint Bookrunners under this Agreement shall be several and not joint or joint and several and neither Joint Bookrunner shall be responsible for the obligations of the other and none of the provisions of this Agreement shall impose any liability on the other Joint Bookrunners or any of its or their respective Indemnified Persons for, nor shall the rights or remedies of any Joint Bookrunner be adversely affected by, any act or omission by the other Joint Bookrunner or any of the other Joint Bookrunner's respective Indemnified Persons or for any breach by the other Joint Bookrunner of the provisions of this Agreement. Any default or breach of this Agreement by one of the Joint Bookrunners shall not prejudice the rights of the other. The obligations owed by the Company to the Joint Bookrunners are owed to them as separate and independent obligations, and each Joint Bookrunner shall have the right to protect and enforce its rights hereunder without joining the other Joint Bookrunner in any proceedings. For the avoidance of doubt, no joint venture, partnership or equivalent relationship is created between the Joint Bookrunners pursuant to, or as a result of, the entry into of this Agreement.

2.	Conditions

2.1	The obligations of each of the Joint Bookrunners under this Agreement are conditional upon:

(a)	the delivery by the Company or its solicitors to Fieldfisher LLP (on behalf of the Joint Bookrunners) of each of the documents in accordance with Clause 3.1;

(b)	the release of the Opening Announcement through a Regulatory Information Service by no later than 7.05 a.m. (London time) on the date of this Agreement;

(c)	the fulfilment by the Company of its obligations under Clause 3 (Delivery and registration of documents) by the time specified in that Clause;

(d)

the Application in respect of the Placing Shares submitted on behalf of the Company and all other documents to be submitted therewith having been delivered to the London Stock Exchange prior to Admission;

(e)	receipt by the Company of the authorization of the NYSE American for the listing of the Common Shares issuable in connection with the Placing;

(f)	the Company having complied with its obligations under Clauses 5 (Application for Admission) and 6 (The Placing) (to the extent that such obligations fall to be performed prior to Admission);

(g)

the Warranties being true and accurate and not misleading (and remaining true and accurate and not misleading if they were repeated at any time up to and including Admission) by reference to the facts then subsisting and no matter having arisen prior to Admission which might reasonably be expected to give rise to a claim under Clause 11 (Indemnities);

(h)	no Material Adverse Change having occurred since the date of this Agreement, in the opinion of the Joint Bookrunners;

(i)	the Placing Results Agreement having been executed by the Company in accordance with Clause 6.2;

(j)	the Placing Shares having been allotted, conditional only on Admission, in accordance with Clause 6.5;

(k)	the delivery by the Company to each of the Joint Bookrunners immediately prior to Admission of a certificate signed for and on behalf of the Company by a Director in the form set out in Schedule 3;

(l)

Admission having occurred not later than 8.00 a.m. (London time) on 30 March 2023 or such later date as the Company and each of the Joint Bookrunners may agree, but in any event not later than 8.00 a.m. (London time) on the Long Stop Date.

2.2

If, in the event that any of the Conditions is not fulfilled (or, where applicable, waived by each of Cenkos and Liberum in its absolute discretion), as the case may be, by the time (if any) specified, the respective obligations of the parties in connection with this Agreement shall, ipso facto, cease and determine and except in relation to any accrued rights or obligations or prior breach of any provision of this Agreement, no party shall have any claim against any other party and Clause 14 (Effect of termination) shall apply.

2.3	The Company shall use its reasonable endeavours to ensure that the Conditions are satisfied in accordance with this Agreement.

2.4

Each of Cenkos and Liberum shall be entitled in its absolute discretion and on such terms as it considers appropriate, by notice in writing to the Company, to waive fulfilment, in whole or in part, of any or all of the Conditions (to the extent permitted by law or regulation) other than those contained in Clauses 2.1(d), 2.1(e), 2.1(j) and 2.1(l), or extend the time and date for fulfilment of any Condition provided that such extension may not exceed 5.00 p.m. (London time) on the Long Stop Date.

3.	Delivery and registration of documents

3.1

The Company shall cause to be delivered to Fieldfisher LLP (on behalf of each of the Joint Bookrunners) the documents listed in (i) Part A of Schedule 1, by 5.00 p.m. (London time) on the date of this Agreement; and (ii) Part B of Schedule 1, at any time prior to Admission.

3.2

The Company hereby approves of the release of the Opening Announcement through a Regulatory Information Service for release not later than 7.05 a.m. (London time) on the date hereof and (provided the Placing Results Agreement has been entered into by the parties to it) the Placing Results Announcement as soon as reasonably practicable thereafter and in any event by 12.00 p.m. (London time) on 24 March 2023 (or such later time and/or date as may be agreed by the Company and the Joint Bookrunners).

3.3

The Company undertakes to the Joint Bookrunners to take all such reasonable steps, execute all such documents and provide all such information, give all such undertakings and do or procure to be done all such things as may be necessary or required by the London Stock Exchange, and to comply with the AIM Rules for Companies, UK MAR, the FCA, the Disclosure Guidance and Transparency Rules, FSMA, FS Act, the Jersey Companies Law and the South African Companies Act.

3.4	The Company hereby undertakes not to take any action which would cause any of the Depositary Interests to be disabled in CREST as a participating security (as defined in the Regulations).

3.5

The Company shall, from time to time, procure to be communicated or delivered to each of the Joint Bookrunners all such information and documents (signed by the appropriate person where so required) as each of the Joint Bookrunners may in good faith require to enable it to discharge its obligations hereunder and pursuant to the Placing or as may be required to comply with the requirements of the AIM Rules, the FCA and/or the London Stock Exchange.

4.	Authority of Joint Bookrunners as agents

The Company hereby irrevocably and unconditionally appoints each of the Joint Bookrunners to act severally and not jointly or jointly and severally as its agent for the purposes of carrying out the Placing of the Placing Shares on the terms of this Agreement. In particular, Cenkos and Liberum are each appointed to procure Placees located in the United Kingdom and Standard Bank is appointed to solely procure Placees located in South Africa. Such appointments confer on each of the Joint Bookrunners all powers, authorities and discretions on behalf of the Company which are necessary for or reasonably incidental to the making of the Placing on the basis set out in this Agreement (including, without limitation, with the prior consent of the Company (not to be unreasonably withheld or delayed) the power to appoint sub-agents or to delegate the exercise of its powers, authorities or discretions to such persons as each Joint Bookrunner thinks fit, provided that each of the Joint Bookrunners shall be liable for the acts and/or omissions of any agent or delegate appointed by it) and hereby agrees to ratify and confirm everything which each of the Joint Bookrunners or any such sub-agents or delegates shall lawfully and properly do in the exercise of and in accordance with, such appointment, powers, authorities and discretions. The Joint Bookrunners accept such appointment on these terms.

5.	Application for Admission

5.1

The Company confirms to each of the Joint Bookrunners that it has authorised Cenkos to make the Application on its behalf and hereby undertakes that it will pay all such fees as may be necessary and confirms that the foregoing appointment confers on Cenkos all powers and authorities and discretions on behalf of the Company which are necessary for, or incidental to, the making of the Application.

5.2	Notwithstanding the provisions of Clause 5.1, the Company and each of the Joint Bookrunners agrees and undertakes:

(a)

to execute or cause to be executed all such documents, to provide or cause to be provided all such information and to do or cause to be done everything required to be executed provided or done by them respectively, or necessary to comply with the requirements of, the London Stock Exchange for the purposes of, or in connection with, such application; and

(b)

to use reasonable endeavours to procure that Admission occurs not later than 8.00 a.m. (London time) on 30 March 2023 (or such later date as may be agreed between the parties being a date not later than 8.00 a.m. (London time) on the Long Stop Date).

6.	The Placing

6.1

In reliance on the covenants, undertakings, indemnities, representations and warranties contained in this Agreement, and subject to the Conditions being satisfied (or, where applicable, waived), and otherwise on the terms set out in this Agreement and the Terms & Conditions, the Joint Bookrunners will each severally and not jointly or jointly and severally use its respective reasonable endeavours to procure subscribers for all the relevant Placing Shares at the Placing Price on the terms and subject to the conditions set out in the Agreement and the Terms & Conditions.

6.2

The Company agrees that, subject to the release of the Opening Announcement, the Joint Bookrunners will conduct an Accelerated Bookbuild process in relation to the Placing which will establish the the demand for the Placing Shares and the number of Placing Shares to be issued at the Placing Price pursuant to the Placing to be recorded in the Placing Results Agreement. The Accelerated Bookbuild will commence on the release of the Opening Announcement and will end as soon thereafter as the Joint Bookrunners shall determine. The allocation of Placing Shares amongst the Placees will be determined by agreement between the Company and the Joint Bookrunners having regard to the Joint Bookrunners' allocation policies. Promptly following the determination of the number of Placing Shares to be issued at the Placing Price and the allocation as between Placees, subject to determining to do so, the parties shall as soon as practicable thereafter enter into the Placing Results Agreement, provided that the parties shall not be obliged to enter into the Placing Results Agreement. When the Company and the Joint Bookrunners have executed (in its or their absolute discretion) the Placing Results Agreement, it will take effect as part of this Agreement.

6.3

Subject to compliance by the Joint Bookrunners and the Company with their respective obligations under Clause 6.2, the Company and the Joint Bookrunners shall agree the form of the Placing Results Announcement and the Company will release the same as soon as reasonably practicable following completion of the- Accelerated Bookbuild and in any event by midday on the date of this Agreement (or such later time and/or date as may be agreed by the Company and the Joint Bookrunners).

6.4

For the avoidance of doubt the Placing is not being underwritten by the Joint Bookrunners and nothing in this Agreement shall impose on the Joint Bookrunners any obligation to underwrite any of the Placing Shares or to subscribe for any of the Placing Shares or to make any payment in respect of the subscription obligations of any Placee.

6.5	The Company agrees to offer the Placing Shares on and subject to the terms and conditions set out in the Terms & Conditions and on the basis of the information set out in the Placing Documents.

6.6	The Company authorises each of the Joint Bookrunners to issue or cause to be issued to potential Placees copies of the Placing Documents and the Terms & Conditions.

6.7

The Company undertakes with the Joint Bookrunners to use the net proceeds of the Placing received by it in the manner described in the Placing Documents unless the Placing is oversubscribed in which case the surplus proceeds shall be used as the Company sees fit (acting in good faith).

6.8

The Company acknowledges that none of the Joint Bookrunners nor any of their Affiliates or advisers are responsible to the Company for verifying the accuracy and/or fairness of any information published in the Placing Documents or any documents otherwise published by the Company.

6.9	Notwithstanding that each of the Joint Bookrunners is acting as agent of the Company in connection with the Placing:

(a)

each of the Joint Bookrunners may receive and retain for its own benefit any commissions or brokerage or other benefit paid to or lawfully and properly received by it or its agents in connection with the Placing and shall not be liable to account to the Company for any such commissions, brokerage or other benefit provided that such arrangements have been previously disclosed to the Company and approved by it; and

(b)

any Placing Shares for which any of the Joint Bookrunners (or any of their Affiliates or any of their respective agents) subscribes may be retained or dealt with by it (or such person) for its (or such person’s) own use and benefit.

6.10

The Company acknowledges that any information it receives or has received regarding the identity of persons expressing an interest in subscribing for or purchasing Placing Shares in the Placing and the prices at which they may be willing to do so, is based on non-binding indications of interest from such persons, and there can be no assurance or obligation that such persons will subsequently agree to acquire any Placing Shares or to acquire the number of Placing Shares indicated or at the prices indicated. The Company agrees that any such information obtained or received by it will be, save as required by law or regulation or any governmental or regulatory body, held in confidence and recognises that such information may constitute inside information in relation to the Company and/or its securities for the purposes of the Criminal Justice Act 2003 and the market abuse provisions set out in UK MAR and the Company agrees to conduct itself and, where relevant, direct its officers and employees to conduct themselves, so as to avoid an offence under the Criminal Justice Act 2003 or a breach of the market abuse rules set out in UK MAR by reference to such information.

6.11

Solely for the purposes of the product governance requirements of Chapter 3 of the FCA Handbook Product Intervention and Product Governance Sourcebook (the UK Product Governance Requirements), each of Cenkos and Liberum acknowledges to the Company that it understands the responsibilities conferred upon it under the UK Product Governance Requirements relating to:

(a)	the target market for the Placing;

(b)	the eligible distribution channels for dissemination of the Placing Shares, each as set out in the Opening Announcement; and

(c)	the requirement to carry out a product approval process.

Each of the Company, Cenkos and Liberum acknowledge that they have agreed the target market assessment.

6.12	The provisions of Part A of Schedule 6 shall have effect as undertakings and warranties on the part of the Company to the Joint Bookrunners.

6.13	The provisions of Part B of Schedule 6 shall have effect as several undertakings and warranties on the part of Cenkos and Liberum to the Company.

6.14	The provisions of Part C of Schedule 6 shall have effect as undertakings and warranties on the part of Standard Bank to the Company.

6.15

The Company acknowledges that none of the Joint Bookrunners are acting as agent of the Company for the purposes of the Zimbabwe Placing. None of the Joint Bookrunners shall be responsible for the acts, omissions, obligations and/or liabilities of IH Advisory (Private) Limited in connection with the Zimbabwe Placing, nor shall the rights and remedies of the Joint Bookrunners be adversely affected by any act or omission by IH Advisory (Private) Limited or equivalent relationship is created between the Joint Bookrunners and IH Advisory (Private) Limited pursuant to, or as a result of, the entry into of this Agreement.

7.	Allotment of the Placing Shares

Upon satisfaction (or where applicable, waiver) of all the Conditions, other than that set out in Clause 2.1(l), and subject to agreement between the Joint Bookrunners and the Company of the contents of the Placing Results Agreement and execution of the Placing Results Agreement by the Joint Bookrunners and the Company (with no obligation existing on the Joint Bookrunners or the Company to enter into the Placing Results Agreement), the Company shall pursuant to a resolution of the Board (or a duly authorised committee of the Board), allot, conditional only on Admission, the Placing Shares to such persons in certificated or uncertificated form as the Joint Bookrunners shall require and in such denominations as may be notified to them by the Joint Bookrunners, and on the terms that, on such allotment becoming unconditional, such Placing Shares shall be fully paid and issued and shall rank pari passu in all respects with all other Common Shares then in issue, including the right to receive all dividends and other distributions declared, made or paid after the date of their issue.

7.1

The Placing Shares shall be subscribed free from all liens, charges, encumbrances, equities and other third party rights of any nature whatever with all rights of any nature whatever attaching or accruing to them now or after the date of their issue.

8.	Settlement

Registration

8.1

The Company undertakes to the Joint Bookrunners that it shall promptly following Admission, procure the registration (without registration fee) of the Depositary as a member of the Company in relation to the Placing Shares and the registration (without fee) of the dematerialised Depositary Interests of those Placees to whom Placing Shares have been finally allocated by the Joint Bookrunners (such final allocation being subject always to the agreement of the Company) including to a Joint Bookrunner as nominee for all or any of the Placees in respect of their Placing Shares.

8.2	Subject to satisfaction (or where applicable, waiver) of all of the Conditions set out in Clause 2.1 (other than the Condition set out in Clause 2.1(l)):

(a)	the Company shall instruct the relevant Registrar to procure that:-

(i)	the Placing Shares in respect of the Cenkos Placees shall be credited to the following CREST account: CREST Participant ID: Pershing 601; CREST Member Account: KLCLT;

(ii)	the Placing Shares in respect of the Liberum Placees shall be credited to the following CREST account: CREST Participant ID: 3SUAA; CREST Member Account: 2237400;

(iii)	the Placing Shares in respect of the Standard Bank Placees shall be credited to the following CREST account: CREST Participant ID: 303; CREST Member Account: IB01, and

(in each case acting as agent of the Placees) with effect from 8.00 a.m. (London time) on the date of Admission;

(b)

Cenkos shall procure such number of the Placing Shares (as are to be received by any Cenkos Placees in uncertificated form shall be transferred from its CREST account to the CREST accounts of those Cenkos Placees notified in accordance with Clause 8.1 on the date of Admission;

(c)

Liberum shall procure such number of the Placing Shares as are to be received by any Liberum Placees in uncertificated form shall be transferred from its CREST account to the CREST accounts of those Liberum Placees notified in accordance with Clause 8.1 on the date of Admission;

(d)

Standard Bank shall procure such number of the Placing Shares as are to be received by any Standard Bank Placees in uncertificated form shall be transferred from its CREST account to the CREST accounts of those Standard Bank Placees notified in accordance with Clause 8.1 on the date of Admission;

(e)

the Company shall instruct the Registrar and procure that share certificates in respect of such number of Placing Shares as shall be held in certificated form shall be despatched to such persons (or nominees of such persons) by whom such Placing Shares have been subscribed (as notified in accordance with Clause 8.1) within 14 days of the date of Admission; and

(f)	the persons entitled to be registered as the holders of the Placing Shares shall be registered promptly in accordance with regulation 20 of the Regulations.

8.3

The Company confirms that it will provide the Registrars with all necessary authorisations and information to enable the Registrars to perform their duties as registrars in accordance with and as contemplated by this Agreement, the terms of the Placing Documents and any agreement between the Registrars and the Company and that it has irrevocably authorised and instructed them to act in accordance with the instructions of the Joint Bookrunners in connection with the Placing.

Payment of proceeds

8.4

Subject to the satisfaction or, where applicable, waiver of the Conditions in accordance with Clause 2.1, each of the Joint Bookrunners shall pay (in cleared funds) the relevant aggregate subscription price of the Placing Shares in each case actually received by it from Placees in accordance with the terms of this Agreement, less the deductions made pursuant to Clause 9 in respect of fees, commissions and costs payable by the Company by no later than 5.00 p.m. (London time) on the third Business Day following Admission by telegraphic transfer to the following bank account of the Company:

Bank:	BARCLAYS BANK
Account No:	13908445
Account Name:	CALEDONIA PLC
Sort Code:	204505
IBAN:	GB26BARC20450513908445
Address:	P.O. Box 8, Jersey, UNITED KINGDOM, JE4 8NE

8.5

In the event that a Placee does not transfer the relevant subscription monies to a Joint Bookrunner in accordance with the provisions of and time limits set out in the Terms & Conditions, and following Admission, a Joint Bookrunner receives such monies, to the extent that the Joint Bookrunner is not required to do otherwise in accordance with the Terms & Conditions, the Joint Bookrunner shall pay to the Company within 3 Business Days of such receipt, any such balance of the subscription amounts so received by it.

8.6

The payment by a Joint Bookrunner of the amount(s) referred to in Clause 8.4 shall constitute an absolute discharge of any obligation of it to make payment to the Company in respect of the Placing Shares and a Joint Bookrunner shall not be required to investigate (but it shall not be prevented from so investigating) the application of such amount by the Company in accordance with the intentions of the Directors as are specified in the Placing Documents.

9.	Commissions, fees, costs and expenses

9.1

In consideration of the Joint Bookrunners agreement to use their reasonable endeavours to procure subscribers for the Placing Shares and the Joint Bookrunners services in connection with the Placing and Admission the Company shall, conditional on Admission:

(a)	pay to Cenkos such corporate finance fee as is set out in the Cenkos Engagement Letter; and

(b)	pay to Liberum an aggregate commission of 6 per cent. of an amount equal to the Placing Price multiplied by the aggregate number of Placing Shares issued and sold to Konwave;

(c)

pay to Cenkos an aggregate commission of 6 per cent. of an amount equal to the Placing Price multiplied by the aggregate number of Placing Shares issued and sold pursuant to the UK Placing (excluding, Konwave, the Participating Directors and Allan Gray), and only relating to such Placing Shares with a maximum aggregate value of $5,000,000;

(d)

pay Cenkos and Liberum an aggregate commission of 6 per cent. of an amount equal to the Placing Price multiplied by the aggregate number of UK Placing Shares (excluding Placing Shares to be issued to the Participating Directors) less the commission paid under sub-paragraphs (b) and (c), and such commission to be divided between Cenkos and Liberum in the Relevant Proportion;

(e)

pay to Standard Bank the higher of: (i) $60,000; and (ii) an aggregate commission of 6 per cent. of an amount equal to the Placing Price multiplied by the aggregate number of Placing Shares issued and sold pursuant to the South Africa Placing (excluding, Placing Shares to be issued to the Allan Gray and the Participating Directors), together with any amounts in respect of VAT payable thereon. For the avoidance of doubt, there is no commission payable in relation to any Placing Shares placed with Allan Gray or the Participating Directors.

9.2

The Company authorises the deduction of the fees and commissions provided in Clause 9.1 and the expenses provided in Clause 9.3 including in each case any applicable VAT thereon from the sums otherwise payable to the Company pursuant to Clause 8 (The Placing Settlement).

9.3

In addition to the fees and commissions referred to in this Clause 9, the Company shall pay or bear all costs, charges and expenses properly incurred and arising out of, or incidental to, the Placing and Admission and the arrangements referred to or contemplated in this Agreement, including (but without limitation) (i) all expenses of each of the Joint Bookrunners (ii) the fees and expenses of each of the Joint Bookrunners legal advisers in the United Kingdom and South Africa (iii) all fees and expenses payable in connection with the Placing and Admission (iv) the expenses of the Registrars and (v) printing and advertising expenses and postage, provided that any costs over £2,000 have been approved by the Company prior to being incurred. The Company shall forthwith upon request by each of the Joint Bookrunners reimburse to each of the Joint Bookrunners the amount of any such costs, charges and expenses which each of the Joint Bookrunners may have paid.

9.4	Where, pursuant to Clauses 9.1 or 9.3 a sum is payable to each of the Joint Bookrunners by the Company, the Company shall in addition pay to each of the Joint Bookrunners in respect of VAT:

(a)

where the payment (or any part of it) constitutes the consideration (or any part thereof) for any supply of goods or services by each of the Joint Bookrunners to the Company, including (without limitation) a payment that constitutes (in whole or in part) the reimbursement of a cost, charge or expense falling within Clause 9.4(b), such amount as equals any VAT chargeable on any such supply; and

(b)

(except where the payment falls within Clause 9.4(c)) such amount as equals any VAT charged to or incurred by each of the Joint Bookrunners in respect of any cost, charge or expense which gives rise to or is reflected in the payment and which each of the Joint Bookrunners certifies is not recoverable by each of the Joint Bookrunners by repayment or credit (such certificate to be conclusive in the absence of manifest error); and

(c)

where the payment is in respect of costs, charges or expenses incurred by each of the Joint Bookrunners as agent for the Company such amount as equals the amount included in the costs, charges or expenses in respect of VAT.

10.	Representations, warranties and undertakings

10.1

The Company represents, warrants and undertakes to each of the Joint Bookrunners as at the date of this Agreement and at all times during the period up to and including Admission as if repeated by reference to the facts and circumstances existing at all such times in the terms set out in Schedule 2.

10.2

The Company shall make reasonable enquiries in accordance with clause 1.3(c) during the period prior to Admission to ascertain whether any of the Warranties has become or is likely to become untrue or inaccurate or misleading.

10.3	If at any time prior to Admission:

(a)	any breach of any of the Warranties or any matter, fact, circumstance or event which might reasonably be expected to give rise to such a breach shall come to the knowledge of the Company; or

(b)	any matter, fact, circumstance or event shall come to the knowledge of the Company which, if the Warranties were repeated at such time, would render the Warranties untrue, inaccurate or misleading,

the Company will give immediate notice to the Joint Bookrunners of the same upon becoming aware of such breach, matter, fact, circumstance or event.

10.4

If, at any time prior to Admission, a Joint Bookrunner receives notification pursuant to Clause 10.3 or they shall otherwise become aware that any of the Warranties has become or is likely to become untrue, inaccurate or misleading either when given or if it were repeated at any time before Admission by reference to the facts or circumstances existing at the time of repetition, the Joint Bookrunners may (without prejudice to their right to terminate their obligations under this Agreement pursuant to Clause 13 (Termination)) require the Company at the Company’s sole expense to make or cause to be made such announcement and/or despatch such communication as the Joint Bookrunners, after consultation with the Company, may reasonably determine.

11.	Indemnities

11.1

No claim shall be made by the Company, any other company in the Group or any of the directors, officers, employees or agents of the Company or any other member of the Group, against any Indemnified Person to recover any loss, damage, cost, charge or expense which the Company, the Directors, any subscriber or purchaser of the Placing Shares pursuant to the Placing or any subsequent purchaser or transferee of Common Shares may suffer or incur by reason of or arising directly or indirectly out of the carrying out by each of the Joint Bookrunners, or on its behalf, of its obligations under and in accordance with this Agreement, or the provision by or on behalf of each of the Joint Bookrunners of any services to the Company (whether under this Agreement or otherwise) in connection with the Placing, the Zimbabwe Placing or Admission except to the extent that such loss, damage, cost, charge or expense arises as a result of conduct which finally is judicially determined to have been directly caused by the fraud, gross negligence or wilful default of the relevant Joint Bookrunner or the relevant Joint Bookrunner's Indemnified Person in the carrying out by such Indemnified Person of their respective obligations or services under or in connection with this Agreement or the Placing. For the avoidance of doubt, the finally judicially determined gross negligence, wilful default or fraud of: (i) a Cenkos Indemnified Person shall only negate the provisions in this Clause in relation to Cenkos and the Cenkos Indemnified Persons, and (ii) a Liberum Indemnified Person shall only negate the provisions of this Clause in relation to Liberum and a Liberum Indemnified Persons; and (iii) a Standard Bank Indemnified Person shall only negate the provisions of this Clause in relation to Standard Bank and a Standard Bank Indemnified Persons.

11.2

Without prejudice to the rights of each of the Joint Bookrunners as agent of the Company under the general law, the Company undertakes to each of the Joint Bookrunners and each Indemnified Person to indemnify and keep indemnified and hold harmless each Indemnified Person on demand against all or any claims (whether or not successful, compromised or settled), actions, liabilities, demands, proceedings or judgments brought or established against any Indemnified Person in any jurisdiction by any subscriber or purchaser, allottee or Placee of the Placing Shares pursuant to the Placing or by any subsequent purchaser or transferee of Common Shares or by any governmental agency or regulatory body or any other person whatsoever and against all losses, costs, charges, expenses (including legal fees) or taxes (including, VAT (which for this purpose shall be deemed to include any value added tax or comparable turnover tax arising whether in the United Kingdom or elsewhere), stamp duty and stamp duty reserve tax but excluding corporation tax on normal trading profits) which any Indemnified Person may suffer or incur (including, but not limited to, all such losses, costs, charges, taxes or expenses suffered or incurred in investigating, preparing for, responding to, defending, disputing or settling any such claim, action, liability, demand or proceedings and/or in establishing its right to be indemnified pursuant to this Clause 11.2) and which in any such case arises, directly or indirectly, out of or is attributable to or is in connection with the Placing, the Zimbabwe Placing and Admission and/or the carrying out by each of the Joint Bookrunners of their respective obligations or services under or in connection with this Agreement or the Placing including, without limitation:

(a)	the neglect, negligence, omission or default of the Company; and/or

(b)

the allotment and issue of the Placing Shares and/or the Zimbabwe Shares and the rescission of any contract to subscribe for any Placing Shares (including any Terms & Conditions) and/or the Zimbabwe Shares; and/or

(c)	the amount at which the Placing Price is fixed or determined; and/or

(d)

each of the Joint Bookrunners acting as agent or adviser to the Company in connection with the Placing or Admission or otherwise performing its obligations in accordance with the terms of this Agreement or the Engagement Letters including the issue or approval by each of the Joint Bookrunners for the purpose of Section 21 of the FSMA of any financial promotion; and/or

(e)

the Placing Documents (or any other publication, statement or communication made by the Company) not containing, or being alleged not to contain, all information required to be included by the Jersey Companies Law, FSMA, the FS Act, the AIM Rules, the Disclosure Guidance and Transparency Rules, the Regulations, the South African Companies Act or any other relevant requirement of statute or statutory regulation or applicable legal or regulatory requirements in any jurisdiction or any statement in it being or being alleged to be untrue, inaccurate, incomplete, misleading (whether by omission or otherwise) or not based on reasonable grounds; and/or

(f)

any misrepresentation or alleged misrepresentation (by whomsoever made) contained in the Placing Documents or any other document issued in connection with Admission or the Placing or the Zimbabwe Placing ; and/or

(g)	any breach or alleged breach by the Company of any of its obligations hereunder or under the Engagement Letters or any breach or alleged breach by the Company of the Warranties or undertakings; and/or

(h)	the distribution, issue or approval of the Placing Documents or other documents or materials in connection therewith in connection with the Placing, Zimbabwe Placing and Admission; and/or

(i)	the implementation of the Zimbabwe Placing by the Company and IH Advisory (Private) Limited;

(j)

any failure or alleged failure by the Company or any of the Directors or their agents, employees or professional advisers to comply with the FSMA, the FS Act, UK MAR, the AIM Rules, the Rules of the London Stock Exchange, the listing rules of NYSE American Company Guide, the listing rules of the Victoria Falls Stock Exchange (to the extent that they apply), the South African Companies Act or the South African Financial Markets Act, 2012, the UK Prospectus Regulation or any other requirements of statute or statutory regulation in any jurisdiction in relation to the Placing or Admission or any wrongful or tortious act or omission or any breach of any duty of care, unless and to the extent that any of them arises as a direct result of conduct (other than in respect of conduct in relation to Clause (a), (b), (e), (f), (g) and (j)) which is finally judicially determined to have been directly caused by the fraud, gross negligence or wilful default of the relevant Joint Bookrunner or the relevant Joint Bookrunner's Indemnified Person in the carrying out by such Indemnified Person of their respective obligations or services under or in connection with this Agreement or the Placing. For the avoidance of doubt, the finally judicially determined gross negligence, wilful default or fraud of: (i) a Cenkos Indemnified Person shall only negate the provisions in this Clause in relation to Cenkos and the Cenkos Indemnified Persons, and (ii) a Liberum Indemnified Person shall only negate the provisions of this Clause in relation to Liberum and a Liberum Indemnified Persons; and (iii) a Standard Bank Indemnified Person shall only negate the provisions of this Clause in relation to Standard Bank and a Standard Bank Indemnified Persons.

11.3

The Company undertakes that, without prejudice to any claim that it may have against any Indemnified Person, no proceedings shall be taken against any director, officer, employee, consultant, agent, shareholder or controlling person of any Indemnified Person in respect of any claim it may have against any Indemnified Person (whether under this Agreement or otherwise).

11.4

If any of the Joint Bookrunners becomes aware of any claim made or threatened within the scope of the indemnity set out in this Clause 11, such Joint Bookrunner shall promptly notify the Company thereof and shall thereafter (subject to the Indemnified Person being indemnified and secured to their reasonable satisfaction by the Company against all costs, charges, damages and expenses the Indemnified Person may suffer or incur as a result of so doing), subject to the requirements (if any) of the Indemnified Person's insurers, consult with the Company regarding the Indemnified Person's conduct of the claim and shall provide the Company with such information and copies of such documents relating to the claim as the Company may reasonably require provided that the Indemnified Person shall not be under any obligation to take into account any requirements of the Company in connection with such conduct nor to provide the Company with a copy of any document which is, or in the opinion of the Indemnified Person's advisers, is likely to be privileged in the context of the claim.

11.5

If the Company becomes aware of any claim made or threatened within the scope of the indemnity set out in this Clause 11 or any matter which may give rise to a claim the Company shall notify each of the Joint Bookrunners and shall provide the Indemnified Person with such information and copies of such documents relating to the claim as they may require provided that the Company shall not be required to do so to the extent that:

(a)

the Company reasonably considers a relevant document to be subject to a bona fide duty of confidentiality owed by it to a third party or to be privileged in the context of any litigation by the Company against the Indemnified Person (or vice versa) connected with the claim; or

(b)	it would prejudice any insurance cover to which the Company may from time to time be entitled.

11.6

The Company agrees that it will not without the prior written consent of the relevant Joint Bookrunner (acting in good faith) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim in respect of which indemnification may be sought by any Indemnified Person under this Clause 11 (whether or not the Indemnified Person is an actual or potential party to such claim) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

11.7

If the Company enters into any agreement or arrangement with any third party adviser (“Third Party Adviser”) for the purpose of or in connection with the Placing, the terms of which provide that the liability of the Third Party Adviser to the Company is excluded or limited in any manner, and the Indemnified Person concerned may have joint or joint and several liability with such Third Party Adviser to the Company arising out of the performance of its duties under this agreement, the Company shall:

(a)

not be entitled to recover any amount from the Indemnified Person concerned which, in the absence of such exclusion or limitation, the Indemnified Person concerned would have been entitled to recover from such Third Party Adviser pursuant to the Civil Liability (Contribution) Act 1978;

(b)	indemnify the Indemnified Person concerned in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation; and

(c)	take such other action as the Indemnified Person concerned may require to ensure they are not prejudiced as a consequence of such agreement or arrangement.

11.8

Each of the Joint Bookrunners may defend, compromise, settle or deal with any claim made or threatened within the scope of the indemnity set out in this Clause 11 as it sees fit (having considered the Company's reasonable requests).

11.9

Nothing in this Clause 11 shall operate to exclude or restrict any duty or liability of any Indemnified Person under FSMA or under the regulatory system (as defined in the FCA Handbook) to an extent greater than permitted by the rules contained in the FCA Handbook or law.

12.	Warranties and Indemnities: General Provisions

12.1

Each of the Warranties and each of the indemnities set out or referred to in this Agreement shall remain in full force and effect notwithstanding Admission. For the avoidance of doubt, this Clause 12 shall be without prejudice to the time limits expressly set out in this Agreement.

12.2	The indemnities set out or referred to in this Agreement shall be in addition to and shall not be construed to limit, affect or prejudice any other right or remedy available to any Indemnified Person.

12.3

No neglect, delay or indulgence on the part of a Joint Bookrunner in enforcing the Warranties or the indemnities set out or referred to in this Agreement or in enforcing any other term or condition of this Agreement shall be construed as a waiver thereof.

12.4

Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever which a Joint Bookrunner may agree to or effect as regards the Company in connection with this Agreement and, in particular (but without limitation), the Warranties and the indemnities set out or referred to in this Agreement shall not affect the rights of a Joint Bookrunner as regards any other person.

12.5

No default, breach, waiver, act or omission by a Joint Bookrunner or any Indemnified Person related to such Joint Bookrunner shall affect the rights of that Joint Bookrunner or the other Joint Bookrunner or any Indemnified Person related to either Joint Bookrunner under the indemnity in Clause 11 nor shall the rights or remedies of either Joint Bookrunner be adversely affected by, any act or omission by the other Joint Bookrunners or any of the other Joint Bookrunner's respective Indemnified Persons or for any breach by the other Joint Bookrunners of the provisions of this Agreement.

13.	Termination

13.1	If at any time before Admission, in the sole opinion of either or both of Cenkos and/or Liberum (acting in good faith):

(a)

the Company fails to comply with any of its material obligations under this Agreement or it commits a breach of the rules and regulations of the FCA and/or London Stock Exchange and/or the AIM Rules, FSMA, the FS Act, UK MAR and/or the South African Companies Act or any other applicable law or regulation (including, but not limited to, the rules and regulations of the NYSE American or the Victoria Falls Stock Exchange); or

(b)	it comes to the notice of a Joint Bookrunner that any statement contained in any of the Placing Documents was untrue, incorrect or misleading at the date of such document; or

(c)	it comes to the notice of a Joint Bookrunner that any statement contained in any of the Placing Documents has become untrue, incorrect or misleading in any respect or that any matter has arisen which would, if the Placing were made at that time, constitute an omission therefrom; or

(d)	it comes to the notice of a Joint Bookrunner that any of the Warranties given by the Company was not at the date of this Agreement true and accurate in any respect; or

(e)	it comes to the notice of a Joint Bookrunner that a matter has arisen which is likely to give rise to a claim under any of the indemnities given by the Company in Clause 11 (Indemnities); or

(f)	any of the Warranties, given by the Company by reference to the circumstances prevailing from time to time has ceased to be true and accurate;

(g)

if any public announcement is made by the Company that would make it, in the good faith judgment of the Joint Bookrunners, impracticable or inadvisable to sell the Placing Shares or to enforce contracts for the issue of the Placing Shares; or

(h)	there shall have occurred or there is likely to occur any Material Adverse Change,

either or both of Cenkos and/or Liberum may in its or their absolute discretion by notice to the Company prior to Admission terminate its obligations under this Agreement. For the avoidance of doubt, the termination will also apply to Standard Bank.

13.2	If prior to Admission there happens, develops or comes into effect:

(a)

any suspension or limitation of trading (a) in any of the Company’s securities by the London Stock Exchange or any other exchange or over the counter market, or (b) generally on the London Stock Exchange, any other regulated financial market within the European Economic Area (the "EEA") or the New York Stock Exchange;

(b)

a general moratorium on commercial banking activities having been declared by the relevant authorities in the United Kingdom, the United States of America, South Africa, any member of the EEA or Zimbabwe or a material disruption in commercial banking or securities settlement or clearance services in the United Kingdom, the United States of America, South Africa, any member of the EEA or Zimbabwe; or

(c)	the fixing of minimum or maximum prices for trading, or maximum ranges for prices by any of the said exchanges or any other governmental authority;

(d)

the outbreak or escalation of hostilities or acts of terrorism involving the United Kingdom, the United States of America, South Africa, any member of the EEA or Zimbabwe or the declaration by the United Kingdom, the United States of America, South Africa, any member of the EEA or Zimbabwe of a national emergency or war; or

(e)

any other occurrence of any kind which (by itself or together with any other such occurrence) in a Joint Bookrunner's opinion (acting in good faith) is likely to materially and adversely affect the market's position or prospects of the Group taken as a whole; or

(f)

any other crisis of international or national effect or any change in any currency exchange rates or controls or in any financial, political, economic or market conditions or in market sentiment which, in any such case, in Cenkos' and/or Liberum's opinion (acting in good faith) is materially adverse and likely to render the Placing or Admission, temporarily or permanently, impracticable or inadvisable, then in any such case either or both of Cenkos and/or Liberum may, after having to the extent practicable in the circumstances consulted with the Company, give notice to the Company prior to Admission to rescind this Agreement with respect to its obligations without incurring any liability to the other parties to this Agreement.

13.3

Any notice given pursuant to this Clause 13 may be given verbally or by electronic mail and will be effective if given by means of any face to face communication, a recorded telephone call or electronic mail between a director or employee of either of the Joint Bookrunners and any Director provided that without prejudice to the effectiveness of such a notice given under this Clause 13.3 confirmation of such notice is given by no later than 5.00 p.m. (London time) on the Business Day following that on which notice is given under this Clause 13.3 by one of the methods described in Clause 17.

13.4	If any Joint Bookrunner gives any notice to the Company in accordance with Clause 13.3, that Joint Bookrunner shall promptly thereafter similarly notify the other Joint Bookrunner.

14.	Effect of termination

14.1

If the obligations of any of the Joint Bookrunners under this Agreement (save to the extent specified in this Clause 14) shall be terminated or rescinded pursuant to Clause 13 (Termination) or the Conditions are not satisfied or, where applicable, waived in accordance with Clause 2.4:

(a)	Cenkos shall, on behalf of the Company, withdraw the Application (if submitted) and the parties shall procure that Admission does not occur; and

(b)

the Company shall, if so requested by the Joint Bookrunners, make an announcement via a Regulatory Information Service and/or press announcement in such form as the Joint Bookrunners may require (acting in good faith); and

(c)	no party shall have any claim against any other party for compensation, costs, damages or otherwise, save that:

(i)

the Company shall promptly pay or reimburse to each of the Joint Bookrunners such of the expenses, charges and disbursements referred to in Clause 9.3 which have been incurred by each of the Joint Bookrunners at the point of termination on behalf of the Company together in each case with any applicable VAT; and

(ii)

the provisions of Clauses 1 (Definitions and interpretation), 9.3 (costs and expenses), 9.4 (VAT), 10 (Indemnities), 16 (Withholding and grossing-up), 17 (Notices) and 19 (Liabilities, rights and remedies) to 22 (Governing law and jurisdiction) (inclusive) shall continue to apply notwithstanding such termination and Clause 15.1 (Continuing obligations – no announcements) shall continue to apply for a period of 30 days from the date of such termination insofar as any public announcement, statement or communication refers to a Joint Bookrunner.

15.	Continuing obligations

15.1

The Company undertakes to each of the Joint Bookrunners that except for the release of the Opening Announcement in the agreed form or as may be expressly required by the London Stock Exchange or any applicable laws whether of England, Jersey, Zimbabwe or elsewhere or the rules of any other regulatory body having jurisdiction, neither it nor any of its subsidiary undertakings nor any person on its or their behalf will at any time prior to Admission make any public announcement, public statement or public communication regarding the Company or any subsidiary undertaking or associate of the Company, whether in response to enquiries or otherwise, without the prior written consent of each of the Joint Bookrunners, such consent not to be unreasonably withheld or delayed.

15.2

The Company hereby undertakes that, for a period of 180 days following Admission, it will not without the prior consent of each of the Joint Bookrunners (not to be unreasonably withheld or delayed) issue any shares or options to subscribe for any shares (other than the Zimbabwe Shares, options granted pursuant to any employee share schemes adopted by the Company and the securities to be issued as mentioned in the Placing Documents) or securities convertible or exchangeable into shares or enter into any agreement or undertaking to do so.

15.3

The Company hereby undertakes that, for a period of 180 days following Admission, it will not, without the prior written consent of each of the Joint Bookrunners (not to be unreasonably withheld or delayed), enter into any agreement, commitment or arrangement or put itself into a position where it is obliged to make any announcement concerning any agreement, commitment or arrangement which might be material in the context of the Placing or Admission, save in each case to the extent consistent with any of the activities, plans, developments, strategies and intentions of the Company (including the use of proceeds) set out in the Placing Documents.

16.	Withholding and grossing-up

16.1

All sums payable to each of the Joint Bookrunners or to any third party under the Third Parties Act under or pursuant to or for any breach of this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the payer shall pay such additional amount as shall be required to ensure that the net amount received by the recipient will equal the full amount which would have been received by it had no such deduction or withholding been made.

16.2

If HM Revenue & Customs or any other tax authority (including Jersey and/or Zimbabwe) brings into charge to tax (or into any computation of income, profit or gains for the purposes of any charge to tax) any sum payable to a Joint Bookrunner or to any third party under the Third Parties Act under or pursuant to or for any breach of this Agreement (other than the fees and commissions due under Clause 9.1), then the person liable to make such payment shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable thereon or in respect or as a result thereof (or that would be so chargeable but for the availability of relief in respect of that charge to tax), is equal to the amount that would otherwise be payable to each of the Joint Bookrunners or such third party under or pursuant to or for any breach of this Agreement (additional payments being made on demand by each of the Joint Bookrunners or such third party).

16.3

If, on payment of an additional amount to a Joint Bookrunner or any third party under Clause 16.1 or 16.2 a Joint Bookrunner determines that it or any such third party (or any other person) has received or been granted (and has derived full use and benefit from) a credit against, relief or remission for, or repayment of, any tax in respect of or calculated with reference to the additional amount paid, a Joint Bookrunner shall, to the extent that it can do so without prejudice to the retention of such credit, relief, remission or repayment, pay to the Company such amount as such Joint Bookrunner shall, acting in good faith, determine to be the proportion of such credit, relief, remission or repayment as will leave such Joint Bookrunner (and/or such third party or other person, as the case may be) after such payment in the same after tax position it would have been in (after taking into account all properly incurred expenses incurred in determining and/or, if necessary, claiming the appropriate credit, relief, remission or repayment) had there been no deduction or withholding as referred to in Clause 16.1 and no charge to tax (or bringing into any computation of income, profit or gains for the purposes of any charge to tax) as referred to in Clause 16.2 provided always that:

(a)

a Joint Bookrunner's determination of any amount payable under this Clause 16.3 and the date by which it shall be paid shall be final and binding (subject to such Joint Bookrunner's right to adjust the amount determined should the initial determination prove to be incorrect);

(b)

the relevant Joint Bookrunner, and/or such other third party or other relevant person, shall have absolute discretion as to whether, and of the order and manner in which it employs or claims tax credits, reliefs and allowances available to it and generally as to the conduct of its tax affairs; and

(c)	the relevant Joint Bookrunner and/or such other third party or other relevant person as the case may be shall not be obliged to disclose any information regarding its tax affairs or tax computations.

17.	Notices

17.1	Any notice under this Agreement must be in writing and will only be effective if:

(a)	sent by hand, or by pre-paid mail delivery service (by airmail if sent outside the jurisdiction in which it is posted):

(i)	where the recipient is the Company, to the Company's address stated at the beginning of this Agreement, marked for the attention of Mark Learmonth (CEO) and Adam Chester (General Counsel); or

(ii)	where the recipient is Cenkos to its address stated at the beginning of this Agreement, marked for the attention of Adrian Hadden; or

(iii)	where the recipient is Liberum to its address stated at the beginning of this Agreement, marked for the attention of Scott Mathieson and the General Counsel; or

(iv)	where the recipient is Standard Bank to its address stated at the beginning of this Agreement, marked for the attention of Global Head of Equity Capital Markets;

(b)	sent by email:

(i)	where the recipient is the Company, to mlearmonth@caledoniamining.com and achester@caledoniamining.com; or

(ii)	where the recipient is Cenkos, to ahadden@cenkos.com; or

(iii)	where the recipient is Liberum, to Scott.Mathieson@liberum.com with a copy to Legal@liberum.com; or

(iv)	where the recipient is Standard Bank, to simon.matthews@standardbank.co.za; or

(c)	sent as described in Clauses 17.1(a) or 17.1(b) to such other address as may be notified from time to time (in accordance with the provisions of this Clause 17.1) by the recipient to the sender, any notice pursuant to this Clause 17.1(c) taking effect on the later of the date, if any, specified in such notice as its effective date or the date five Business Days after receipt of such notice.

17.2	Subject to Clause 17.3, a notice under or other communication pursuant to this Agreement shall be treated for the purposes of this Agreement as having been received by the recipient:

(a)	if sent by hand, when left at the recipient's address;

(b)	if sent by pre-paid mail delivery service and the sender proves that the envelope containing it was correctly addressed in accordance with Clause 17.1 and that it was:

(i)

sent by first class mail, or nearest equivalent service in the jurisdiction of posting to an address within the same jurisdiction, with postage pre-paid in full, on the second Business Day after sending; or

(ii)	sent by airmail, on the seventh Business Day after sending; and

(c)	if sent by email, and the sender proves that it was sent to the correct address, one hour after it was sent.

17.3

Any notice under or other communication pursuant to this Agreement which is received on a day which is not a Local Business Day, or after 5 p.m. (local time at the place of receipt) on any day, will be treated as having been given at 9 a.m. on the next Local Business Day (and for this purpose "Local Business Day" means a day (other than a Saturday or Sunday) on which banks are open for non-automated general business at the place of receipt).

17.4

This Clause 17 does not apply to the service of any document in any legal action or proceedings or, where applicable, any arbitration or other method of dispute resolution arising out of or in connection with this Agreement.

18.	Assignment and third parties

18.1

The Company may not, without the prior written consent of each of the Joint Bookrunners, assign, transfer, charge, hold on trust or deal in any other manner with all or any of its rights under this Agreement nor sub-contract or delegate in any other manner the performance of all or any of its obligations under this Agreement.

18.2	Save as expressly provided in Clause 18.3, a person who is not a party to this Agreement has no right under the Third Parties Act to enforce or avail himself of any term of this Agreement.

18.3

Each Indemnified Person (other than each of the Joint Bookrunners) may avail itself of and enforce the rights conferred on it under Clause 11 (Indemnities) and Clause 16 (Withholding and grossing- up) under the Third Parties Act, provided that each of the Joint Bookrunners (without obligation) shall have the sole conduct of any relevant legal action on behalf of the relevant third party and shall be entitled in its own discretion to waive any entitlement under this Agreement (or otherwise make settlements with respect to this Agreement) to such extent as it may think fit having regard to its own and any other interest it may determine. Each of the Joint Bookrunners will have no responsibility to any third party under or as a result of this Agreement.

18.4	The parties may by agreement rescind or vary this Agreement without the consent of any other person.

19.	Liabilities, rights and remedies

19.1

This Agreement together with the Engagement Letters constitutes the entire agreement between the parties relating to its subject matter and supersedes any and all previous agreements (whether written or oral) between the parties or any of them relating to that subject matter. Where the terms of this Agreement and the Engagement Letters are inconsistent, the terms of this Agreement shall prevail, and no payment shall be required to be made twice under this Agreement and the Engagement Letters.

19.2

Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended time shall be of the essence.

19.3

The rights and remedies of the parties under this Agreement are cumulative and not exclusive of any rights and remedies provided by law, and all such rights and remedies may be enforced separately or concurrently with any other right or remedy.

19.4

No failure to exercise or delay in exercising any right or remedy by each of the Joint Bookrunners shall constitute a waiver of that right or remedy. No single or partial exercise of any right or remedy by each of the Joint Bookrunners, and no waiver of any right or remedy by each of the Joint Bookrunners, shall prevent or restrict the further exercise of that or any other right or remedy by each of the Joint Bookrunners. Any waiver by each of the Joint Bookrunners shall apply only in favour of the person to whom it is expressly addressed and for the specific circumstances for which it is given.

19.5

No variation of this Agreement shall be effective unless it is in writing, expressly states that it amends this Agreement, and is duly executed by or on behalf of each of the parties, in the case of each of the Joint Bookrunners by a director.

19.6

If any provision of this Agreement is or becomes void or unenforceable in any jurisdiction, this shall not affect the validity or enforceability of that provision in any other jurisdiction nor the validity or enforceability of any other provision of this Agreement. If any such provision would be valid and enforceable in the relevant jurisdiction if some part of such provision were deleted, such provision shall apply in the relevant jurisdiction with such deletion as may be necessary to make it valid and enforceable.

20.	No Advisory or Fiduciary Relationship

20.1	The Company acknowledges and agrees that:

(a)

each of the Joint Bookrunners has been and is acting for the Company and no one else in connection with the Placing and has not and will not regard, and has not regarded any other person as their client and have not and will not be responsible to anyone other than the Company for providing the protections afforded to clients nor for providing advice in relation to the Placing;

(b)

the terms of the Placing, including the determination of the Placing Price, is an arms- length commercial transaction between the Company, on one hand, and each of the Joint Bookrunners, on the other hand;

(c)

in connection with the Placing and the process leading to such transaction, each of the Joint Bookrunners is not a fiduciary of the Company or the Company's stockholders, creditors, employees or any other party;

(d)	each of the Joint Bookrunners has not assumed or will not assume an advisory or fiduciary responsibility in favour of the Company with respect to the Placing or the process leading to the Placing and each of the Joint Bookrunners has no obligation to the Company with respect to the Placing except the obligations expressly set out in this Agreement;

(e)	each of the Joint Bookrunners and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and

(f)

each of the Joint Bookrunners has not provided any legal, accounting, regulatory or tax advice with respect to the Placing and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

21.	Counterparts

This Agreement may be executed in any number of duplicates, or by the parties on separate counterparts. Each executed duplicate or counterpart shall be an original but all the duplicates or counterparts shall be construed as one document.

22.	Governing law and jurisdiction

22.1	This Agreement and any non-contractual obligation arising out of or in connection with it are governed by the law of England and Wales.

22.2

Each party irrevocably agrees that the courts of England and Wales have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non- contractual obligation arising out of or in connection with it. Nothing in this clause shall limit the right of each of the Joint Bookrunners to join the Company in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

22.3

The Company irrevocably appoints RBG Legal Services Limited trading as Memery Crystal of 165 Fleet Street, London, EC4A 2DY as its agent for service of process in any proceedings in the courts of England and Wales arising out of or in connection with this Agreement and agrees that failure by its process agent to notify it of such service shall not affect the validity of such service. If its process agent is or becomes unable or unwilling for any reason to act as agent for service of process in England and Wales. The Company shall promptly appoint another process agent who is able and willing so to act and notify each of the Joint Bookrunners of the new process agent's name and address. If its process agent moves to a new address within England and Wales, the Company shall promptly notify each of the Joint Bookrunners of its process agent's new address.

22.4

Standard Bank irrevocably appoints Standard Advisory London Limited of 20 Gresham Street, London EC2V 7JE as its agent for service of process in any proceedings in the courts of England and Wales arising out of or in connection with this Agreement and agrees that failure by its process agent to notify it of such service shall not affect the validity of such service. If its process agent is or becomes unable or unwilling for any reason to act as agent for service of process in England and Wales. Standard Bank shall promptly appoint another process agent who is able and willing so to act and notify each of the Joint Bookrunners of the new process agent's name and address. If its process agent moves to a new address within England and Wales, Standard Bank shall promptly notify each of the Joint Bookrunners of its process agent's new address.

Schedule 1

Documents to be delivered

PART A - Documents to be delivered by 5.00 p.m. (London time) on the date of this Agreement

1.	one copy of the Presentation signed by a Director on behalf of the Company;

2.	one copy of the Opening Announcement;

3.	one copy of the Placing Results Announcement;

4.	one copy of the Placing Results Agreement;

5.	one copy of the Working Capital Documents signed by a Director on behalf of the Company;

6.

one copy of the Verification Notes signed by all the Directors, together with copies of such annexures to or material referred to in the Verification Notes as each of the Joint Bookrunners may reasonably require;

7.

one copy of the Minutes of the Meeting of the Directors or a written resolution, or a duly authorised Committee thereof, in agreed form approving and authorising or ratifying (as the case may be), inter alia:

(a)	the commencement of marketing using the Presentation;

(b)	the signing of the Verification Notes;

(c)	the execution of this Agreement by the Company;

(d)	the release of the Opening Announcement

8.	one copy of the Minutes of the Meeting of the Directors or a written resolution, or a duly authorised Committee thereof, in agreed form approving and authorising, inter alia:

(a)	the Placing Price and the number of Placing Shares to be issued pursuant to the Placing;

(b)	the entry into the Placing Results Agreement;

(c)	the release of the Placing Results Announcement;

8.1.2	copy of the supplemental listing application to the NYSE American for the listing of the Common Shares issuable pursuant to the Placing;

8.1.3	one copy of the Zimbabwe Engagement Letter;

PART B – Documents to be delivered prior to Admission

9.	one copy of the Minutes of the Meeting of the Directors or a written resolution, or a duly authorised Committee thereof, in agreed form approving and authorising, inter alia:

(a)	the allotment of the Placing Shares;

(b)	the submission of the Application by Cenkos on behalf of the Company in respect of the Placing Shares;

9.2	the Application;

9.3	copies of the Title Opinions;

9.4	copy of the Bowmans Legal Opinion;

9.5	copy of the Jersey Legal Opinion;

9.6	copy of the No Registration Legal Opinion;

9.7	copy of the authorization from the NYSE American for the listing of the Common Shares issuable pursuant to the Placing.

Schedule 2

The Warranties

1.	The Placing Documents

1.1	All statements of fact contained in the Placing Documents are true and accurate in all respects and are not misleading in any respect.

1.2

All expressions of opinion, intention or expectation contained in the Placing Documents are honestly given, expressed or held and have been the subject of due care and attention and are fairly based upon facts within the knowledge of the Company or any of the Directors and are made on reasonable grounds after due and proper consideration.

1.3	There are no facts known to the Company (having made reasonable enquiry) which are not disclosed in the Placing Documents which by their omission would or might reasonably be considered to:

(a)	materially affect the import of the information contained in it; or

(b)	make any statement in it (whether of fact or opinion) false or misleading in any material respect; or

(c)	materially invalidate or qualify any assumption made in support of any statement in it (whether of fact or opinion); or

(d)	be material for disclosure to each of the Joint Bookrunners or a subscriber or purchaser or potential subscriber or purchaser of the Placing Shares and the Zimbabwe Shares.

1.4

The Placing, the Placing Documents and the publication and distribution thereof and the issue of the Placing Shares and the Zimbabwe Shares in accordance therewith will insofar as applicable comply with the requirements of the Jersey Companies Law, UK MAR, the AIM Rules, UK Prospectus Regulation, Prospectus Regulation, the FSMA, the FS Act, the South African Companies Act or the South African Financial Markets Act and all other applicable laws, rules and regulations (including the laws of Zimbabwe and the laws and regulations of NYSE American and the Victoria Falls Stock Exchange).

1.5

Each statement of fact in the announcement to be published on the same date as this agreement regarding the financial results for the year ended 31 December 2022 ("Results Statement") was true and accurate in all material respects and not misleading (by itself or in its context) at the time that each such statement was made. Each projection, forecast, expression of opinion or intention or expectation made in the Results Statement was made on reasonable grounds after due and careful enquiry and was fairly based and honestly held by the Directors. There was no other fact omitted to be disclosed in the Results Statement which, by such omission, would make any such projection, forecast, statement or expression in such Results Statement misleading (by itself or in its context).

2.	Financial Statements

2.1

The audited consolidated statement of financial position, income statement and statement of cash flows of the Group together with the notes, directors' report and auditors' certificate thereon as at and in respect of the accounting reference periods ended on the Accounts Date (the "Financial Statements"):

(a)

have been prepared in accordance with International Financial Reporting Standards ("Adopted IFRS") and, either make proper provision for or, where appropriate, include a note in accordance with Adopted IFRS, in respect of all liabilities, whether actual, deferred, contingent or disputed including: (i) financial lease commitments and pension liabilities; (ii) all capital commitments, whether actual or contingent, of the relevant company as at the relevant date; and (iii) all liabilities, whether actual, deferred, contingent or disputed of the relevant company for tax measured by reference to income, profits or gains, earned, accrued or received during the relevant financial period or arising in respect of an event occurring or deemed to occur during the financial period; and

(b)	give a true and fair view of the state of affairs of the Group as at the end of each such period and of the profit or loss for each such period.

3.	Current financial period

Since the Accounts Date:

(a)	each member of the Group has carried on its respective businesses in the ordinary and usual course;

(b)

there has been no material depletion in the net assets of the Group and there has been no material adverse change in the financial or trading position or prospects of the Group that does not accord with the usual annual pattern of trading;

(c)

no member of the Group has entered into any contract or commitment of a long term or unusual nature or which involves an obligation of a material nature or magnitude otherwise than in the ordinary and usual course which is material for disclosure;

(d)

save in relation to the acquisition by the Company of Bilboes, no member of the Group has, other than in the normal course of business, acquired or disposed of or agreed to acquire or to dispose of any business, company or asset which is material for disclosure;

(e)

save in relation to the dividend issued on 27 January 2023 with each shareholder receiving £0.114422 per share, no dividends or other distributions have been declared, made or paid by any member of the Group; and

(f)	no member of the Group has incurred any material liability for taxation otherwise than in the ordinary course of business.

4.	Internal accounting controls and procedures

4.1	The Company has established procedures which provide a reasonable basis for the Directors to make proper judgments as to the financial position and prospects of the Group.

4.2

The Company has in place adequate systems, procedures and controls to enable it to comply with its obligations under FSMA, the AIM Rules and UK MAR including, without limitation, in respect of financial reporting systems and controls, the release of unpublished inside information, notification obligations and the regulation of close periods. Each company in the Group maintains a system of internal accounting controls (the "Internal Systems") sufficient to provide reasonable assurances that:

(a)	transactions are executed in accordance with management's general or specific authorisation;

(b)

transactions are recorded as necessary to permit preparation of financial statements by the relevant company on a consolidated basis in conformity with IFRS and the Jersey Companies Law and the rules and regulations thereunder and to maintain accountability for assets;

(c)	access to assets is permitted only in accordance with management's general or specific authorisation; and

(d)	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.3	So far as the Company is aware, there have been no breaches of any Internal Systems by any company in the Group which would be material in the context of the Placing and/or Admission.

5.

The Company's Internal Systems are effective and there are no, and, during the past three years have been no, material weaknesses in the Company's internal control over financial reporting (whether or not remedied) of the Company or the Group, no adverse change in the Company's internal controls over financial reporting of the Company or the Group which is material in the context of Admission and, so far as the Company is aware, there has been no fraud that involves any member of senior management or other senior employee of any company in the Group.

6.	Working capital

6.1

The working capital projections of the Group as contained in the Working Capital Documents have been approved by the Directors or a duly authorised committee thereof and have been made after due and careful enquiry; all statements of fact in the Working Capital Documents are true and accurate in all respects and not misleading in any respect; all expressions of opinion or intention contained in the Working Capital Documents are made on reasonable grounds and are truly and honestly held by the Directors; there are no other facts known to the Company (having made reasonable enquiry) which have not been taken into account in the preparation of such projections and which could reasonably be expected to have a material adverse effect on such projections; the assumptions on which such projections are made are considered by the Company to be fair and reasonable and, in the opinion of the Company, there are no other assumptions on which the projections ought to have been based which have not been stated in the Working Capital Documents.

6.2

Taking into account the net proceeds of the Placing, the Group has and will have sufficient working capital for its present and its reasonably foreseeable future requirements, being at least 18 months following Admission.

7.	Verification

All reasonable enquiries have been made to ascertain and verify the accuracy of all statements of fact and the reasonableness of all other statements contained in the Placing Documents and in particular the replies in the Verification Notes have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and the replies in the Verification Notes for which an officer or employee of the Group or an adviser to the Company is responsible have been provided with due care and attention. There are no other facts which are known to any of the Directors which materially affect the accuracy or completeness of any of the replies contained in the Verification Notes.

8.	Title Opinions

All information requested in writing from the Group by the relevant local counsel or other advisers for the purposes of the Title Opinions has been supplied to such person and was given in good faith; such information was when supplied true and accurate in all material respects and no further information has been knowingly withheld the absence of which would make misleading the information so provided in any material respect and the statements of fact contained in such opinions were and remain true and accurate in all material respects and are not misleading and no material fact or matter has been omitted from the Title Opinions and the statements made in the Title Opinions are true and accurate and the Company does not disagree with any of the statements of opinion contained in such documents.

9.	Events of default – indebtedness

No circumstances have arisen or, to the best of the knowledge, information and belief of the Company, are reasonably foreseeable by reason of any default by the Company or any other member of the Group such that any person is, or will, or would with the giving of notice and/or lapse of time and/or the satisfaction of any other condition become, entitled to require payment before its stated maturity of, or security for, any indebtedness in respect of borrowed money of the Company or any other member of the Group which has not been satisfied in full and, to the best of the knowledge, information and belief of the Company no person to whom any indebtedness for borrowed money of the Company or any other member of the Group which is payable on demand is owed presently proposes to demand payment of, or security for, the same, and no overdraft facility of the Company or any other member of the Group has been or is reasonably foreseen to be about to be, withdrawn.

10.	Events of default – general

No event has occurred or is subsisting or, to the best of the knowledge, information and belief of the Company is reasonably foreseeable which constitutes or results in or would with the giving of notice and/or lapse of time and/or the satisfaction of any other condition constitute or result in a default or the acceleration of any obligation under any agreement, instrument or arrangement to which any member of the Group is a party or by which they or any of their properties, revenues or assets are bound and which would in any such case have a material adverse effect on the businesses, assets or prospects of the Group taken as a whole.

11.	Insolvency

No member of the Group has taken any action nor, to the best of the knowledge, information and belief of the Company have any other steps been taken or legal proceedings started or threatened against any member of the Group for its administration, winding up or dissolution or for it to enter into any arrangement or composition for the benefit of creditors or for the appointment of an administrative receiver, an administrator or a receiver, trustee or similar officer of it or any of their respective properties, revenues or assets nor have any orders been made for any of the foregoing.

12.	Licences and compliance with laws

12.1

Each member of the Group has obtained all licences, permissions, authorisations and consents required for the carrying on of its business and which are, alone or together with one or more other such licences, permissions, authorisations and consents, material and such licences, permissions, authorisations and consents are in full force and effect and there are no circumstances of which the Company is aware which indicate that any of such licences, permissions, authorisations or consents may be revoked or not renewed or withdrawn or (except to an immaterial or beneficial extent) amended, in whole or in part, in the ordinary course of events.

12.2

Each member of the Group has complied and is complying in all material respects with all legal and regulatory requirements applicable to its current business activities and material in the context of the business of the Group as a whole.

12.3

Neither the Company, nor any director, officer, nor so far as the Company is aware any agent, employee or other person associated with or acting on behalf of the Company, has directly or indirectly through a third party offered, promised, given, requested, agreed to receive or accepted a bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under the anti-corruption legislation applicable in England and Wales from time to time, including but not limited to the Bribery Act 2010, or any equivalent applicable legislation in any other jurisdiction. The Company has put in place arrangements that would enable the Company to comply at all times with all applicable bribery law and regulations.

12.4

Neither the Company, nor any director, officer, nor so far as the Company is aware any agent, employee or other person associated with or acting on behalf of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the US Foreign Corrupt Practices Act ("FCPA"), the Anti-Terrorism, Crime and Security Act 2001 or any similar law or regulation of any other jurisdiction or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA.

12.5	Neither the Company, nor any director, officer, agent, employee or affiliate of the Company, is an individual or entity that is, or is owned or controlled by a person that is:

(a)	the subject of any Sanctions (as defined in the Office of Foreign Assets Control ("OFAC") Regulations); or

(b)	located, organised or resident in a country or territory that is the subject of Sanctions (including, without limitation, Russia, Cuba, Iran, North Korea, Sudan and Syria).

None of (i) the execution and delivery of this Agreement, (ii) the issue by the Company of any Placing Shares and/or Zimbabwe Shares, or (iii) the Company’s use of proceeds from the Placing, will conflict with, or result in a breach or violation of, the OFAC Regulations by the Company; and so far as the Company is aware, the Company has not been designated a sanctioned person under the OFAC Regulations.

12.6

Neither the Company, nor so far as the Company is aware, any of its agents acting or benefitting in any capacity in connection with the issue of the Placing Shares and/or Zimbabwe Shares or any of their respective directors or employees is a Designated Person as defined in the OFAC Regulations.

12.7

The Company will not directly or indirectly use the proceeds of the Placing contemplated hereby, or lend, contribute or otherwise make available such proceeds to any related entity, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any Sanctions.

12.8

Neither the Company, nor, so far as the Company is aware, any person acting on behalf of it (which for this purpose excludes the Joint Bookrunners) has directly or indirectly, in relation to the Placing or otherwise, done any act or engaged in any course of conduct in breach of sections 89 to 92 and 95 of the FS Act or constituting "market abuse" under UK MAR.

12.9

The Group has in place adequate systems, procedures and controls to enable it and the Directors to comply with, and the Company has complied with, its obligations under the AIM Rules, the Disclosure Guidance and Transparency Rules, the QCA Corporate Governance Code, the FSMA, UK MAR, the NYSE American Company Guide and the listing rules of the Victoria Falls Stock Exchange and any other applicable legislation or regulations on an ongoing basis.

12.10

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge, information and belief of the Company, threatened.

13.	Litigation

13.1

No member of the Group nor any Director, nor any person for whom any member of the Group is or may be vicariously liable, has any claim outstanding against them or is engaged in or has been engaged in any legal or arbitration or similar proceedings which, individually or collectively, are of material importance in relation to the Group and, so far as the Company is aware, no such legal or arbitration or similar proceedings are threatened or pending nor, to the best of the knowledge, information and belief of the Company are circumstances reasonably foreseen which are likely to be about to give rise to any such legal or arbitration or similar proceedings; for this purpose "similar proceedings" includes any civil or criminal proceedings and any action by any governmental, public or regulatory authority of any applicable jurisdiction (including but not limited to England and Wales, Jersey and Zimbabwe) (including any investment exchange and any authority or body which regulates investment business or takeovers or which is concerned with mergers or taxation matters) which did or could result in public censure.

14.	Shares

14.1

Save as set out in the Financial Statements or in a Previous Announcement, there are in force no options or other agreements which call for the issue of or accord to any person the right to call for the issue of any shares or other securities in the capital of the Company or any of its subsidiary undertakings now or at any time hereafter.

14.2	None of the shareholders of the Company has any rights, in their capacity as such, other than as set out in the Articles of Association.

14.3

The Placing Shares and Zimbabwe Shares will, upon allotment be free from all claims, charges, liens, encumbrances and equities whatsoever and will rank pari passu in all respects with the existing Common Shares.

14.4	The existing issued Common Shares have been duly and validly issued and paid up in full and no further amounts are payable to the Company in respect thereof.

14.5

The issue of the Placing Shares and Zimbabwe Shares by the Company has been duly and validly authorised and, subject to Admission, the Placing Shares and Zimbabwe Shares will be validly issued and paid up in full and no further amounts shall be payable to the Company in respect of the issue thereof.

14.6	The allotment, issue and creation of the Placing Shares and Zimbabwe Shares is not subject to any pre-emption or similar rights under the Articles of Association or under the Jersey Companies

Law, except to the extent that such rights have been validly waived, complied with or disapplied by shareholders in general meeting and the Placing Shares and Zimbabwe Shares are free from any restriction on issue and/or transfer under law and there are no restrictions on subsequent transfers of the Placing Shares. and Zimbabwe Shares

15.	Depositary Interests

15.1

The Placing Shares are, or will be at Admission, participating securities (as defined in the Regulations) in, and have not been suspended from, CREST. The Company has complied with the Regulations and all requirements of Euroclear.

16.	Effect of the Placing on Group obligations

16.1

Neither the creation, allotment or issue of the Placing Shares or the Zimbabwe Shares nor the permission to trade in the Placing Shares and the Zimbabwe Shares on AIM and the Victoria Falls Stock Exchange respectively nor the performance of this Agreement by the Company will, so far as the Company is aware, infringe any powers or restrictions of, or the terms of any contract, indenture, security, obligation, commitment or arrangement binding upon the Company or any other member of the Group or any of their respective properties, revenues or assets or result in the implementation of any right of pre-emption or any other material provision thereof.

16.2

The Company is in compliance with all applicable exchange control regulations, and neither the Placing, the creation, allotment or issue of the Placing Shares and the Zimbabwe Shares, the payment of the Placing proceeds, nor the performance of this Agreement by the Company requires any exchange control consent and/or approval in any jurisdiction.

17.	Capacity

17.1

The Company and each Group Company has been duly incorporated and is validly existing and in good standing under its laws of incorporation. The Company and each Group Company is fully empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business. The Company and each Group Company has at all times carried on business and conducted its affairs in all respects in accordance with its constitution for the time being in force, and with any instructions or directions given by way of shareholder resolutions.

17.2

The Company has the power and has taken or will take all corporate action required to create, allot and issue the Placing Shares and the Zimbabwe Shares in the manner proposed and to enter into and perform this Agreement and all authorisations, approvals, consents and licences required for the allotment and issue of the Placing Shares and the Zimbabwe Shares and the entering into this Agreement by the Company have been obtained and will at all material times be and remain in full force and effect.

18.	Insurance

The businesses, undertaking and other assets of each member of the Group are insured to reasonably prudent levels having regard to the businesses carried on by the Company or any other member of the Group and against all risks against which the Company or any other member of the Group might reasonably be expected to insure in the particular circumstances of the businesses carried on by them and such insurances include all the insurances which the Company or any other member of the Group are required under the terms of any leases or any contracts to undertake and such insurances are in full force and effect and the Company is not aware of any circumstances which could render any of such insurances void or voidable and there is no material insurance claim made by or against any member of the Group, threatened, in writing or outstanding or, so far as the Company is aware, pending and all due premiums in respect thereof have been paid.

19.	Taxation

19.1	All taxations (whether of the United Kingdom, Jersey, Zimbabwe or elsewhere), for which any member of the Group is liable or has been liable to account for, has been duly paid.

19.2

Any provision for taxation contained in the Financial Statements for the period ended on the Accounts Date, is or was sufficient at the time of the signing of such accounts to cover all taxation of any nature and in any jurisdiction for which any member of the Group is or was liable.

19.3	Since the Accounts Date no member of the Group has incurred any liability for taxation which has arisen otherwise than in the ordinary course of normal trading.

19.4	No member of the Group has been party to any contract or arrangement the principal purpose of which or one of the principal purposes of which was an avoidance or reduction of taxation.

19.5

No member of the Group is involved in any dispute with a taxation authority (whether of the United Kingdom, Jersey, Zimbabwe or elsewhere) and, as far as the Company is aware, there are no circumstances which make it likely that any such taxation authority will initiate any investigations, enquiry or discovery assessment in respect of the Company within the next 12 months).

20.	Intellectual property

20.1

The Group has all necessary intellectual property rights, licences and permits required from any third party to enable it to carry on its business as presently carried on. So far as the Company is aware, no member of the Group presently carries on any act which infringes any third party's rights which were it to be required to stop, would be material.

20.2

The Group has taken all steps reasonably necessary to protect all Intellectual Property Rights currently used by the Group which are, or could through registration or the taking of any other steps, become its property; and all agreements whereby the Group is authorised to use any such Intellectual Property Rights are in full force and effect nor, so far as the Company is aware, has there been any infringement by any member of the Group of Intellectual Property Rights held by third parties which would have a material adverse effect on the business, assets or prospects of the Group.

21.	Contracts

21.1

To the best of the knowledge, information and belief of the Company there is no invalidity, or ground for termination, rescission, avoidance, repudiation or disclaimer, of any agreement, undertaking, instrument or arrangement to which any member of the Group is a party or by which any member of the Group or any of its assets are bound and which is material to the Group or adversely affects or is likely to have an adverse effect on the financial position of any member of the Group.

21.2	No member of the Group has received notice of any intention to terminate, repudiate or disclaim any agreement, undertaking, arrangement or obligation referred to in paragraph 21.1 above.

21.3

No event has occurred and is subsisting or is about to occur which constitutes or would constitute a default under, or result in the acceleration by reason of default of, any obligations under any agreement, undertaking, instrument or arrangement to which any member of the Group is a party or by which it or any of its properties, revenues or assets are bound and which would in any such case be material to the Group or would or be likely to have a material adverse effect on the business, assets, prospects or financial or trading condition of any member of the Group.

22.	Properties

22.1

The Properties are the only properties owned or occupied by the Group or in respect of which the Group has any material liability (contingent or otherwise) and the Group has good title to each of the Properties and to the best of the knowledge, information and belief of the Company there is no fact or circumstance as a result of which any person may validly require the Company to vacate prematurely any of the Properties or to cease to carry on the business which it presently carries on at any of the Properties, which is material in the context of the Placing.

22.2

To the best of the knowledge, information and belief of the Company all obligations in respect of the Properties which are material in the context of the Placing have been complied with to date and no action, claim, demand, dispute or liability in respect of the same is outstanding or, to the best of the knowledge, information and belief of the Company, anticipated.

22.3	Proper provision has been made in the Financial Statements with respect to liabilities (actual or contingent) of the Group in connection with the Properties.

23.	Licences

23.1

The Group has good title to each of the Licences and they are in full force and effect and the table set out at Schedule 5 is true, accurate and not misleading and is a complete list of all licences held either by or on behalf of the Group.

23.2	All payments due to the relevant authorities in respect of the Licences have been paid in full to the extent that it has fallen due for payment, including, but not limited to, the inspection fees.

23.3	The Company is not aware of any reason for the inspection certificates not being reissued in relation to the Licences.

23.4

All conditions relating to the Licences have been complied with in all material respects, such Licences are valid, in full force and effect and the Company is not aware of any fact or circumstance which is likely to cause any of the Licences to lapse or to be withdrawn, revoked or terminated before its stated expiry or not to be renewed, in whole or in part, or to be declared invalid, or which is reasonably likely to cause the Company to cease to have an interest in any of the Licences.

23.5

The Company's material obligations under the Licences (including, without prejudice, any work programme in respect of each Licence) have been duly complied with by all the parties thereto in all material respects and, so far as the Company is aware, there are no circumstances likely to give rise to any breach of such terms.

23.6

There are no actual or threatened inspections or investigations or any alleged violations concerning the Licences and no proceedings, actions or claims are pending impugning the title, validity or enforceability of any of the Licences.

23.7	The interests of the Group in the Licences are not subject to any Adverse Interest and there is no agreement or obligation in place to create any Adverse Interest over the same.

23.8

So far as the Company is aware, there are currently no restrictions over any of the Licences which prevent or would prevent such Licence being relied upon now or in the future for their present use, the consequences of which would be material in the context of Admission.

23.9

The Group has, or has the benefit of, all necessary rights, easements, interests, covenants (restrictive or positive), conditions, restrictions, exceptions, reservation conditions or other encumbrances necessary in order to enable it to exercise its rights arising from the Licences in the manner in which they are currently exercised.

23.10

All operations carried out by any member of the Group in the areas which are the subject of the Licences have been carried out in accordance with all material applicable legislation and regulations and any orders, consents or permissions made or given thereunder.

23.11	The Group is in compliance with all material obligations imposed by all regulatory and governmental authorities or any other authority on its operations licenced by the Licences.

23.12

All material royalties, rentals and other payments due in accordance with the Licences or which are required to be paid in order to access and develop the properties over which the Licences are held have been timely and properly paid in full on or before the due dates thereof.

24.	Environmental matters

Each company in the Group is and always has been in compliance in all material respects with all Environmental Laws and in particular has obtained and complied with the terms and conditions of all necessary permits and licences required under the Environmental Laws and other authorisations required in relation to the operations of its business pursuant to Environmental Laws and has filed all notifications that are required, and, so far as the Company is aware, there are in relation to each company in the Group no past or present events, conditions, circumstances, activities, practices or incidents which materially interfere with or prevent compliance with or which give rise to any liability under Environmental Laws or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigations relating to the environment or any breach of Environmental Laws, nor has any company in the Group been notified of any such liability or breach.

25.	Health and Safety Matters

Each company in the Group is in compliance in all material respects with all Health and Safety Laws and has filed all notifications that are required in relation to Health and Safety Laws, and, so far as the Company is aware, there are in relation to each company in the Group no past or present events, conditions, circumstances, activities, practices or incidents which materially interfere with or prevent compliance with or which give rise to any liability which could reasonably be expected to have a material adverse effect on the Group under Health and Safety Laws or otherwise form the basis of any claim, action, suit, proceedings, hearing or investigations relating to health and safety or any breach of Health and Safety Laws, nor has any company in the Group been notified of any such liability or breach.

26.	Employment

26.1

No company in the Group is aware that (i) any executive, key employee or significant group of employees of the relevant company plans to terminate employment with the company; or (ii) any such executive or key employee is subject to any non-compete, non-disclosure, confidentiality, employment, consulting or similar agreement which would be violated by the present or proposed business activities of the relevant company.

26.2

There are no amounts owing or promised to any present or former director or employee of any company in the Group other than remuneration accrued due or for reimbursement of business expenses and no liability has been incurred by any company in the Group for breach of any contract of service, contract for services or consultancy agreement.

26.3

No company in the Group has any material obligation to contribute towards the pension arrangements of its directors or employees or former directors or employees other than as disclosed in Previous Announcements.

27.	Previous announcements

27.1

In relation to all Previous Announcements, save to the extent corrected in any announcement subsequently made through a Regulatory Information Service made by or on behalf of the Company, since 31 December 2019, each statement contained therein is true and accurate in all material respects and not misleading (by itself or in its context).

27.2

Each expression of opinion or intention or expectation in each Previous Announcement was made on reasonable grounds after due and careful enquiry and was truly and honestly held by the Executive Directors and was fairly based. There was no other fact known or which could on reasonable enquiry have been known to the Executive Directors omitted to be disclosed in any Previous Announcement which, by such omission, would make any such statement or expression in any Previous Announcement misleading (by itself or in its context).

27.3

Each Previous Announcement complied in all respects with the AIM Rules (as in force at the relevant time), UK MAR, FS Act and FSMA, the NYSE American Company Guide and the listing rules of the Victoria Falls Stock Exchange and the requirements of the provinces of Ontario and British Columbia as applicable for a reporting issuer such as the Company.

27.4

Since 31 December 2019, the Company has notified the Regulatory Information Service of all information required to be notified by it in accordance with the AIM Rules, the NYSE American Company Guide, the listing rules of the Victoria Falls Stock Exchange, MAR, UK MAR (as in force at the relevant time), the FS Act, FSMA and the requirements of the provinces Ontario and British Columbia as applicable for a reporting issuer such as the Company.

28.	US securities laws

28.1

Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (which, for the avoidance of doubt, does not include each of the Joint Bookrunners or any of their respective Affiliates, in respect of which no representations, warranties or covenants are made), has, directly or indirectly, made offers or sales of, or solicited offers to buy, or otherwise negotiated in respect of, any security under circumstances that would require the registration of the Placing Shares or the Zimbabwe Shares under the Securities Act.

28.2

Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (which, for the avoidance of doubt, does not include each of the Joint Bookrunners or any of its Affiliates in respect of which no representations, warranties or covenants are made), has engaged in any directed selling efforts (as defined in Regulation S) or general solicitation or general advertising with respect to the Placing Shares or the Zimbabwe Shares or has taken any action that would cause the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Placing Shares or the Zimbabwe Shares outside the United States to non-U.S. Persons in accordance with the Agreement.

28.3

The Company is not, and as a result of the offer and sale of the Placing Shares or the Zimbabwe Shares contemplated in this Agreement and the application of the proceeds thereof as described in the Opening Announcement will not be, an investment company under, and as such term is defined in, the United States Investment Company Act of 1940, as amended.

28.4	The Company is a foreign issuer (as such term is defined in Regulation S).

28.5

There are no persons with registration rights or similar rights to have any Placing Shares or Zimbabwe Shares or securities of the same or similar class as the Placing Shares or the Zimbabwe Shares registered by the Company under the Securities Act or otherwise.

28.6

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (which, for the avoidance of doubt, does not include each of the Joint Bookrunners or its Affiliates), has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation or manipulation of the price (in violation of applicable laws) of any security of the Company to facilitate the sale or re-sale of the Placing Shares.

28.7

All press releases that are disseminated in the United States or to U.S. wire services in respect of the Placing will be tailored to qualify for the safe harbour provided for in Rule 135e under the Securities Act, and include the following or substantially equivalent statements:

“The securities referred to in this news release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any securities laws of any state of the United States, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an exemption from the registration requirements under the U.S. Securities Act and applicable securities laws of any state of the United States. This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the United States or to, or for the account or benefit of, a U.S. person, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.”

28.8	The Company has not entered into any contractual arrangement with respect to the distribution of the Placing Shares other than the Joint Bookrunners.

Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement to which this Schedule is annexed.

Schedule 3

The Certificate

Letterhead of Caledonia Mining Corporation Plc

Cenkos Securities Plc

6 7 8 Tokenhouse Yard

London

EC2R 7AS

Liberum Capital Limited

Ropemaker Place Level 12

25 Ropemaker Street

London

EC2Y 9LY

The Standard Bank of South Africa Limited

30 Baker Street

Rosebank

2196

South Africa

[         ●         ] 2023

Dear Sirs

Placing Agreement dated [         ●         ]

We refer to the above Agreement. Words and expressions in the above Agreement have the same meanings in this Certificate. We confirm to you that:

(a)	each of the conditions referred to in Clause 2.1 of the above Agreement (other than that in sub- clause 2.1(l)) has been fulfilled in accordance with its terms; and

(b)

none of the Warranties was breached or untrue or inaccurate or misleading at the date of the said Agreement and there has been no change of circumstances such that if repeated at the date hereof by reference to the facts and circumstances subsisting at the date hereof any of such warranties would be breached or untrue or inaccurate or misleading; and

(c)	there has been no breach by the Company of any of its obligations under the Agreement and, there are no circumstances which will prevent the Company from complying with any such obligation in full.

This certificate and any non-contractual obligation arising out of or in connection with it are governed by the law of England and Wales. Each party irrevocably agrees that the courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this certificate or any non- contractual obligation arising out of or in connection with it.

Yours faithfully

.............................................................

Director, duly authorised, for and

on behalf of Caledonia Mining Corporation Plc

Schedule 4

The Placing Results Agreement

Cenkos Securities Plc

6 7 8 Tokenhouse Yard

London

EC2R 7AS

Liberum Capital Limited

Ropemaker Place Level 12

25 Ropemaker Street

London

EC2Y 9LY

The Standard Bank of South Africa Limited

30 Baker Street

Rosebank

2196

South Africa

[         ●         ] 2023

Dear Sirs

Pursuant to the placing agreement dated [ ● ] between Caledonia Mining Corporation Plc (the "Company"), Cenkos Securities Plc, Liberum Capital Limited and The Standard Bank of South Africa Limited (the "Placing Agreement"), we hereby confirm the following

●	the Placing Price is [●] pence per Placing Share;

●	the total number of Placing Shares to be conditionally issued is [●]; and

●	the expected date of Admission is [●].

Capitalised terms used herein shall have the meanings given to them in the Placing Agreement.

The parties confirm the provisions of the Placing Agreement and acknowledge and agree that this Placing Results Agreement forms part of, and shall be read in conjunction with, the Placing Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us an original counterpart of this letter. Upon the acceptance by you of this letter, this letter shall constitute a legally binding agreement between the Company, Cenkos Securities Plc, Liberum Capital Limited and The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division).

This agreement and any non-contractual obligation arising out of or in connection with it are governed by the law of England and Wales. Each party irrevocably agrees that the courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement or any non- contractual obligation arising out of or in connection with it.

Yours faithfully,

Director	Director

Director	Director

Schedule 5

Licences

As set out in the Title Opinions

Schedule 6

Capitalised terms used herein and not defined herein shall have the meanings ascribed thereto in the Agreement to which this Schedule is annexed.

PART A – Company undertakings

The Company undertakes and warrants as the case may be:

(a)

not to take any action directly or indirectly that would require or constitutes a public offering of the Placing Shares in any jurisdiction nor to permit the distribution of any Placing Document or other material in any country or jurisdiction where it would be unlawful to do so or (other than the United Kingdom) where further action for that purpose is required to be taken;

(b)

in relation to each member state of the European Economic Area and the United Kingdom (each a “Relevant State”), that the Company has not made and will not make an offer of any Placing Shares to the public in that Relevant State, except that it may make an offer to the public in that Relevant State of any Placing Shares at any time under the following exemptions under either the Prospectus Regulation or UK Prospectus Regulation (as applicable):

(i)	to any legal entity which is a "qualified investor" as defined under the UK Prospectus Regulation or Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than "qualified investors" as defined under the UK Prospectus Regulation or Prospectus Regulation); or

(iii)	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation or Prospectus Regulation,

provided that no such offer of Placing Shares shall require the Company or the Joint Bookrunners to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation or Prospectus Regulation.

For the purposes of this Schedule 6, the expression an “offer to the public” means in relation to any Placing Shares in any Relevant State the communication in any form and by any means of sufficient information on the terms of the Placing and the Placing Shares to be offered so as to enable an investor to decide to subscribe for the Placing Shares.

(c)	it will not offer or sell any Placing Shares in the UK other than:

(i)

to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business and within Article 19 and/or 49 of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005; or

(ii)	otherwise in circumstances which have not resulted and will not result in an offer to the public of the Placing Shares in the UK within the meaning of FSMA;

(d)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within section 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA would not apply to the Company;

(e)	the Placing Shares have not been and will not be registered under the Securities Act or any securities laws of any state of the United States;

(f)

none of it, any of its affiliates (as defined in Rule 501(b) of the Securities Act) or any person acting on its behalf (other than the Cenkos, Liberum and Standard Bank, their U.S. Affiliates or any person acting on any of their behalf, in respect of which no representation, warranty or covenant is made) has made, or will make: (i) any offer to sell, or any solicitation of an offer to buy, any Placing Shares to any person in the United States or to, or for the account or benefit of, a U.S. Person; or (ii) any sale of Placing Shares unless, at the time the buy order was or will have been originated, the Placee was outside the United States and not a U.S. Person;

(g)

none of it, any of its affiliates (as defined in Rule 405 of the Securities Act) or any person acting on its or their behalf (other than the Cenkos, Liberum and Standard Bank, their U.S. Affiliates or any person acting on any of their behalf, in respect of which no representation, warranty or covenant is made) has engaged, or will engage, in any directed selling efforts (within the meaning of Regulation S ) with respect to the Relevant Securities;

(h)

it has not and will not engage in any form of general solicitation or general advertising in connection with the offering and sale of the Placing Shares, including any advertisement, article, notice or other communication published in any newspaper, magazine, printed public media, printed media, or similar media, or broadcast over radio, television or telecommunications, including electronic display, or any seminar or meeting relating to the offer and sale of the Placing Shares whose attendees have been invited by general solicitation or advertising;

(i)

in relation to South Africa, the Placing Shares will not be offered or sold to persons in South Africa except (i) to persons who fall within one of the categories set out in section 96(1)(a) of the South African Companies Act), and/or (ii) where the total contemplated acquisition cost of the Placing Shares for any single person acting as principal is equal to or greater than the amount contemplated in section 96(1)(b) of the South African Companies Act;

(j)

the Company will not allot, or authorise the offer or sale or issue of, any of the Placing Shares and/or Zimbabwe Shares in circumstances where such allotment or authorisation would constitute a breach of applicable overseas securities laws (including, but not limited to, the securities laws of Zimbabwe); and

(k)

the number of Placees must not, with the placees procured by IH Advisory (Private) Limited, exceed 50 persons in Jersey and / or 150 persons outside Jersey without the consent of the Jersey Financial Services Commission.

PART B – Cenkos and Liberum undertakings

Each of Cenkos and Liberum severally undertakes and warrants as the case may be that:

(a)

at or prior to confirmation of any sale of the Placing Shares by it to any distributor (as defined in Regulation S) during the 40-day distribution compliance period after the later of the commencement of the Placing and the closing of the Placing ("the Distribution Compliance Period"), it will send to such distributor a confirmation or notice confirming that the Placing Shares may not be offered or sold, directly or indirectly, save in accordance with the following conditions:-

(i)

in compliance with Rule 903 of Regulation S to non-U.S. Persons who are not acquiring the Placing Share for the account or benefit of any U.S. Person, who agree to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration thereunder; or

(ii)	to a U.S. Person in a transaction not requiring registration under the Securities Act; and

(iii)

each distributor (as defined in Regulation S) selling securities to a distributor, a dealer (as defined in Section 2(a)(12) of the Securities Act), or a person who is receiving a selling concession, fee or other remuneration (if any) in respect of the securities offered hereunder, to which it sells Placing Shares during the Distribution Compliance Period, will send to the purchaser a confirmation or other notice stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor;

(b)

they acknowledge that (A) the Placing Shares have not been and will not be registered under the Securities Act or any U.S. state securities laws, (B) the Placing Shares may be offered and sold only in transactions exempt from the registration requirements of the Securities Act and U.S. state securities laws, and (C) neither of them, any of their affiliates (as defined in Rule 405 of the Securities Act) or any person acting on their behalf has offered or sold, and will not offer or sell, any Placing Shares forming part of its allotment or otherwise as a part of the distribution except in an “offshore transaction”, as such term is defined in Regulation S, in accordance with Rule 903 of Regulation S, to non-U.S. Persons. Accordingly, neither of them, their affiliates or any person acting on its or their behalf, has engaged or will engage in: (i) any offer to sell or any solicitation of an offer to buy, any Placing Shares to any person in the United States or to, or for the account or benefit of, a U.S. Person, or (ii) any sale of Placing Shares unless, at the time the buy order was or will have been originated, the Placee was outside the United States and not a U.S. Person, or (iii) any directed selling efforts (within the meaning of Regulation S) with respect to the Placing Shares;

(c)

neither of them have and nor will they engage in any form of general solicitation or general advertising in connection with the offering and sale of the Placing Shares, including any advertisement, article, notice or other communication published in any newspaper, magazine, printed public media, printed media, or similar media, or broadcast over radio, television or telecommunications, including electronic display, or any seminar or meeting relating to the offer and sale of the Placing Shares whose attendees have been invited by general solicitation or advertising.

(d)

it has not made or will not make an offer of any Placing Shares to the public in that Relevant State, except that it may make an offer to the public in that Relevant State of any Placing Shares at any time under the following exemptions under either the Prospectus Regulation or UK Prospectus Regulation (as applicable):

(i)	to any legal entity which is a "qualified investor" as defined under the UK Prospectus Regulation or Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than "qualified investors" as defined under the UK Prospectus Regulation or Prospectus Regulation); or

(iii)	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation or Prospectus Regulation,

provided that no such offer of Placing Shares shall require the Company or the Joint Bookrunners to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation or Prospectus Regulation;

(e)	it will not offer or sell any Placing Shares in the UK other than:

(i)

to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business and within Article 19 and/or 49 of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005; or

(ii)	otherwise in circumstances which have not resulted and will not result in an offer to the public of the Placing Shares in the UK within the meaning of FSMA;

(f)

so far as it is aware, the number of Placees must not, with the placees procured by IH Advisory (Private) Limited, exceed 50 persons in Jersey and / or 150 persons outside Jersey without the consent of the Jersey Financial Services Commission; and

(g)	it has complied and will comply with the offering restriction requirements of Category 2 of Rule 903 of Regulation S.

PART C – Standard Bank undertakings

Standard Bank severally undertakes and warrants as the case may be that:

(a)	it will only offer the Placing Shares in South Africa;

(b)

the offering of the Placing Shares in South Africa will be made (i) to selected persons in South Africa falling within one of the specified categories listed in section 96(1)(a) of the South African Companies Act; and/or (ii) to selected persons in South Africa, acting as principal, for a total acquisition cost of ZAR1,000,000 or more, as contemplated in section 96(1)(b) of the South African Companies Act;

(c)

at or prior to confirmation of any sale of the Placing Shares by it to any distributor (as defined in Regulation S) during the 40-day distribution compliance period after the later of the commencement of the Placing and the closing of the Placing ("the Distribution Compliance Period"), it will send to such distributor a confirmation or notice confirming that the Placing Shares may not be offered or sold, directly or indirectly, save in accordance with the following conditions:-

(i)

in compliance with Rule 903 of Regulation S to non-U.S. Persons who are not acquiring the Placing Share for the account or benefit of any U.S. Person, who agree to resell such securities only in accordance with the provisions of

Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration thereunder; or

(ii)	to a U.S. Person in a transaction not requiring registration under the Securities Act; and

(iii)

each distributor (as defined in Regulation S) selling securities to a distributor, a dealer (as defined in Section 2(a)(12) of the Securities Act), or a person who is receiving a selling concession, fee or other remuneration (if any) in respect of the securities offered hereunder, to which it sells Placing Shares during the Distribution Compliance Period, will send to the purchaser a confirmation or other notice stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor;

(d)

it acknowledges that (A) the Placing Shares have not been and will not be registered under the Securities Act or any U.S. state securities laws, (B) the Placing Shares may be offered and sold only in transactions exempt from the registration requirements of the Securities Act and U.S. state securities laws, and (C) neither of them, any of their affiliates (as defined in Rule 405 of the Securities Act) or any person acting on their behalf has offered or sold, and will not offer or sell, any Placing Shares forming part of its allotment or otherwise as a part of the distribution except in an “offshore transaction”, as such term is defined in Regulation S, in accordance with Rule 903 of Regulation S, to non-U.S. Persons. Accordingly, neither of them, their affiliates or any person acting on its or their behalf, has engaged or will engage in: (i) any offer to sell or any solicitation of an offer to buy, any Placing Shares to any person in the United States or to, or for the account or benefit of, a U.S. Person, or (ii) any sale of Placing Shares unless, at the time the buy order was or will have been originated, the Placee was outside the United States and not a U.S. Person, or (iii) any directed selling efforts (within the meaning of Regulation S) with respect to the Placing Shares;

(e)

it has not and will not engage in any form of general solicitation or general advertising in connection with the offering and sale of the Placing Shares, including any advertisement, article, notice or other communication published in any newspaper, magazine, printed public media, printed media, or similar media, or broadcast over radio, television or telecommunications, including electronic display, or any seminar or meeting relating to the offer and sale of the Placing Shares whose attendees have been invited by general solicitation or advertising;

(f)

so far as it is aware, the number of Placees must not, with the placees procured by IH Advisory (Private) Limited, exceed 50 persons in Jersey and / or 150 persons outside Jersey without the consent of the Jersey Financial Services Commission; and

(g)	it has complied and will comply with the offering restriction requirements of Category 2 of Rule 903 of Regulation S.

This Agreement has been entered into on the date stated at the beginning of this document.

SIGNED for and on behalf of Caledonia Mining Corporation Plc:

Signature

John Mark Learmonth

Print name

Chief Executive Officer and Director

Title

SIGNED for and on behalf of Cenkos Securities Plc

Signature

Adrian Hadden

Print name

Director, Cenkos Securities plc

Title

SIGNED for and on behalf of Liberum Capital Limited

Signature

Print name

Title

SIGNED for and on behalf of The Standard Bank of South Africa Limited

Signature

Print name

Title

SIGNED for and on behalf of **Cenkos Securities Plc**

....

Signature

....

Print name

....

Title

SIGNED for and on behalf of **Liberum Capital Limited**

....

Signature

SCOTT MATHESON

....

Print name

DIRECTOR, INVESTMENT BANKING

....

Title

....

Signature

....

Print name

....

Title

SIGNED for and on behalf of Cenkos Securities Plc

Signature

Print name

Title

SIGNED for and on behalf of Liberum Capital Limited

Signature

Print name

Title

SIGNED for and on behalf of The Standard Bank of South Africa Limited

Signature

Simon Matthews

Print name

Global Head of Equity Capital Markets

Title

Classified as Internal use only